                                                                   EXHIBIT 10.28

================================================================================

                             ATRIUM COMPANIES, INC.,
                                  as Borrower,

                                       and

                           THE GUARANTORS PARTY HERETO

                                 ---------------

                                CREDIT AGREEMENT

                          Dated as of December 10, 2003

                                 ---------------

                VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS
                        FROM TIME TO TIME PARTIES HERETO,
                                 as the Lenders,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
              as the Administrative Agent and the Collateral Agent,

                               UBS SECURITIES LLC,
                            as the Syndication Agent,

                                       and

                           ANTARES CAPITAL CORPORATION
                                       and
                        CIT LENDING SERVICES CORPORATION,
                         as the Co-Documentation Agents

                            ------------------------

                            CIBC WORLD MARKETS CORP.
                                       and
                               UBS SECURITIES LLC,
                         as the Joint Lead Arrangers and
                               Joint Book-Runners



================================================================================

                                                                                                                 Page
                                                                                                                 ----
Section 1.        Definitions, Accounting Matters and Rules of Construction.......................................2
      1.01.       Certain Defined Terms...........................................................................2
      1.02.       Accounting Terms and Determinations............................................................33
      1.03.       Classes and Types of Loans.....................................................................33
      1.04.       Rules of Construction..........................................................................33

Section 2.        Commitments, Letters of Credit, Fees, Register, Prepayments and Replacement of
                  Lenders........................................................................................34
      2.01.       Loans..........................................................................................34
      2.02.       Borrowings.....................................................................................36
      2.03.       Letters of Credit..............................................................................36
      2.04.       Termination and Reductions of Commitments......................................................41
      2.05.       Fees...........................................................................................41
      2.06.       Lending Offices................................................................................41
      2.07.       Several Obligations of Lenders.................................................................41
      2.08.       Notes; Register................................................................................41
      2.09.       Optional Prepayments and Conversions or Continuations of Loans.................................42
      2.10.       Mandatory Prepayments..........................................................................43
      2.11.       Replacement of Lenders.........................................................................45

Section 3.        Payments of Principal and Interest.............................................................46
      3.01.       Repayment of Loans.............................................................................46
      3.02.       Interest.......................................................................................46

Section 4.        Payments; Pro Rata Treatment; Computations; Etc................................................47
      4.01.       Payments.......................................................................................47
      4.02.       Pro Rata Treatment.............................................................................47
      4.03.       Computations...................................................................................48
      4.04.       Minimum Amounts................................................................................48
      4.05.       Certain Notices................................................................................48
      4.06.       Non-Receipt of Funds by the Administrative Agent...............................................49
      4.07.       Right of Setoff; Sharing of Payments; Etc......................................................50

Section 5.        Yield Protection, Etc..........................................................................51
      5.01.       Additional Costs...............................................................................51
      5.02.       Limitation on Types of Loans...................................................................52
      5.03.       Illegality.....................................................................................53
      5.04.       Treatment of Affected Loans....................................................................53
      5.05.       Compensation...................................................................................53
      5.06.       Net Payments...................................................................................54

Section 6.        Guarantee......................................................................................56
      6.01.       The Guarantee..................................................................................56
      6.02.       Obligations Unconditional......................................................................57

                                                                                                                 Page
                                                                                                                 ----
      6.03.       Reinstatement...................................................................................58
      6.04.       Subrogation; Subordination......................................................................58
      6.05.       Remedies........................................................................................58
      6.06.       Instrument for the Payment of Money.............................................................59
      6.07.       Continuing Guarantee............................................................................59
      6.08.       General Limitation on Guarantee Obligations.....................................................59

Section 7.        Conditions Precedent............................................................................59
      7.01.       Effectiveness of Credit Agreement and Initial Extension of Credit Under the Credit
                     Agreement....................................................................................59
      7.02.       Initial and Subsequent Extensions of Credit Under This Agreement................................65
      7.03.       Release from Escrow Account.....................................................................65
      7.04.       Certifications..................................................................................66

Section 8.        Representations and Warranties..................................................................66
      8.01.       Corporate Existence.............................................................................66
      8.02.       Financial Condition; Etc........................................................................67
      8.03.       Litigation......................................................................................67
      8.04.       No Breach; No Default...........................................................................67
      8.05.       Action..........................................................................................67
      8.06.       Approvals.......................................................................................67
      8.07.       Representations and Warranties in Transaction Documents.........................................68
      8.08.       ERISA...........................................................................................68
      8.09.       Taxes...........................................................................................68
      8.10.       Investment Company Act; Public Utility Holding Company Act; Other Restrictions..................69
      8.11.       Environmental Matters...........................................................................69
      8.12.       Environmental Investigations....................................................................69
      8.13.       Use of Proceeds.................................................................................70
      8.14.       Subsidiaries....................................................................................70
      8.15.       Properties......................................................................................70
      8.16.       Security Documents..............................................................................70
      8.17.       Licenses and Permits; Compliance with Laws......................................................71
      8.18.       True and Complete Disclosure....................................................................71
      8.19.       Solvency; Etc...................................................................................72
      8.20.       Contracts.......................................................................................72
      8.21.       Labor Matters...................................................................................72
      8.22.       Intellectual Property...........................................................................72

Section 9.        Covenants.......................................................................................73
      9.01.       Financial Statements, Etc.......................................................................73
      9.02.       Litigation, Etc.................................................................................76
      9.03.       Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of
                     Obligations; Etc.............................................................................76
      9.04.       Insurance.......................................................................................77
      9.05.       Limitation on Lines of Business.................................................................78
      9.06.       Limitation on Fundamental Changes, Acquisitions and Dispositions................................78
      9.07.       Limitation on Liens and Related Matters.........................................................81

                                                                                                                 Page
                                                                                                                 ----
      9.08.       Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and
                     Contingent Obligations.......................................................................83
      9.09.       Limitation on Investments; Limitation on Creation of Subsidiaries...............................85
      9.10.       Limitation on Dividend Payments.................................................................86
      9.11.       Financial Covenants.............................................................................88
      9.12.       Pledge or Mortgage of Additional Collateral.....................................................89
      9.13.       Security Interests; Further Assurances..........................................................91
      9.14.       Compliance with Environmental Laws..............................................................92
      9.15.       Limitation on Transactions with Affiliates......................................................92
      9.16.       Limitation on Accounting Changes; Limitation on Investment Company Status.......................93
      9.17.       Limitation on Modifications of Certain Documents, Etc...........................................93
      9.18.       Interest Rate Protection Agreements.............................................................93
      9.19.       Limitation on Certain Restrictions Affecting Subsidiaries.......................................93
      9.20.       Additional Obligors.............................................................................94
      9.21.       Limitation on Designation of Designated Senior Indebtedness.....................................94
      9.22.       Foreign Subsidiaries' Security..................................................................95
      9.23.       Limitation on Activities of Holdings............................................................95
      9.24.       Limitation on Issuance or Dispositions of Equity Interests of Companies.........................95
      9.25.       Limitation on Payments or Prepayments of Subordinated Debt or Modification of Debt
                     Documents....................................................................................95
      9.26.       Casualty and Condemnation.......................................................................96
      9.27.       Tax Sharing Arrangements........................................................................96
      9.28.       Use of Proceeds.................................................................................96
      9.29.       Rating of Loans.................................................................................96
      9.30.       Sale and Leaseback..............................................................................97
      9.31.       Account Maintenance.............................................................................97
      9.32.       Post-Closing Obligations........................................................................97

Section 10.       Events of Default...............................................................................97

Section 11.       The Agents......................................................................................100
      11.01.      General Provisions..............................................................................100
      11.02.      Indemnification.................................................................................102
      11.03.      Consents Under Other Credit Documents...........................................................103
      11.04.      Assistance by Lenders...........................................................................103
      11.05.      Syndication Agent and the Documentation Agents..................................................103

Section 12.       Collateral Account; Application of Collateral Proceeds..........................................103
      12.01.      Collateral Account..............................................................................103
      12.02.      Proceeds of Destruction, Taking and Collateral Dispositions.....................................104
      12.03.      Application of Proceeds.........................................................................105

Section 13.       Miscellaneous...................................................................................105
      13.01.      Waiver..........................................................................................105
      13.02.      Notices.........................................................................................105
      13.03.      Expenses, Indemnification, Etc..................................................................106
      13.04.      Amendments, Etc.................................................................................107
      13.05.      Successors and Assigns..........................................................................110

                                                                                                                 Page
                                                                                                                 ----
      13.06.      Assignments and Participations..................................................................110
      13.07.      Survival........................................................................................112
      13.08.      Captions........................................................................................113
      13.09.      Counterparts; Interpretation; Effectiveness.....................................................113
      13.10.      Governing Law; Submission to Jurisdiction; Waivers; Etc.........................................113
      13.11.      Confidentiality.................................................................................113
      13.12.      Independence of Representations, Warranties and Covenants.......................................114
      13.13.      Severability....................................................................................114
      13.14.      Acknowledgments.................................................................................114
      13.15.      Limitation on Interest..........................................................................114

Signatures........................................................................................................S-1

ANNEX A                      -        General Terms of Permitted Receivables Transaction

SCHEDULE 1.01(a)             -        Existing Letters of Credit
SCHEDULE 1.01(b)             -        Subsidiary Guarantors
SCHEDULE 3.01(b)             -        Amortization Schedule
SCHEDULE 7.01(v)             -        Indebtedness
SCHEDULE 7.01(xiv)(c)        -        Deposit Accounts and Securities Accounts
SCHEDULE 7.01(xiv)(f)        -        Landlord Access Agreement Locations
SCHEDULE 8.03                -        Litigation
SCHEDULE 8.11                -        Environmental Matters
SCHEDULE 8.14                -        Subsidiaries of Borrower
SCHEDULE 8.15                -        Property
SCHEDULE 8.20                -        Certain Contracts
SCHEDULE 8.21                -        Labor Matters
SCHEDULE 8.22                -        Intellectual Property
SCHEDULE 9.06(k)             -        Certain Properties to Be Leased or Subleased
SCHEDULE 9.09                -        Investments
SCHEDULE 9.15                -        Existing Affiliate Agreements
SCHEDULE 9.32                -        Liens to be Removed Post-Closing

EXHIBIT A-1                  -        Form of Revolving Credit Note
EXHIBIT A-2                  -        Form of Term Loan Note
EXHIBIT A-3                  -        Form of Swing Loan Note
EXHIBIT B                    -        Form of Intercompany Note
EXHIBIT C                    -        Form of Interest Rate Certificate
EXHIBIT D                    -        [RESERVED]
EXHIBIT E                    -        Form of Security Agreement
EXHIBIT F                    -        Form of Perfection Certificate
EXHIBIT G                    -        Form of Opinion of Counsel to the Obligors to Be Delivered
                                        on the Closing Date
EXHIBIT H                    -        Form of Notice of Assignment
EXHIBIT I                    -        Form of Notice of Borrowing
EXHIBIT J                    -        Form of Notice of Conversion/Continuation
EXHIBIT K                    -        Form of Joinder Agreement
EXHIBIT L                    -        Form of Section 5.06 Certificate for Lenders
EXHIBIT M                    -        Form of  Solvency Certificate
EXHIBIT N                    -        Form of Assignment Agreement
EXHIBIT O                    -        Form of Tax Sharing Agreement
EXHIBIT P                    -        Form of Landlord Access Agreement

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of December 10, 2003, is among ATRIUM COMPANIES, INC., a Delaware corporation ("Borrower"), ATRIUM CORPORATION, a Delaware corporation ("Holdings"), the Subsidiary Guarantors, each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 13.06(b), shall become a "Lender" hereunder (collectively, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders and as the collateral agent (in such capacity, the "Collateral Agent") for the Creditors, UBS SECURITIES LLC ("UBSS"), as the syndication agent (in such capacity, the "Syndication Agent") for the Lenders, ANTARES CAPITAL CORPORATION and CIT LENDING SERVICES CORPORATION, as the co-documentation agents (in such capacity, the "Documentation Agents") for the Lenders, and CIBC WORLD MARKETS CORP. ("CIBC World Markets") and UBSS, as the joint lead arrangers and joint book-runners (collectively, in such capacities, the "Lead Arrangers").

                                   WITNESSETH:

                  WHEREAS, ATR Acquisition, LLC, a Delaware limited liability company (the "LLC"), proposes to acquire Holdings pursuant to an agreement and plan of merger (the "Merger Agreement"), dated as of October 27, 2003, as amended, by and among KAT Holdings, Inc., a Delaware corporation formed by the LLC ("Acquisition Sub"), Holdings and the securityholders named therein, whereby Acquisition Sub will be merged (the "Merger") with and into Holdings, with Holdings being the surviving corporation;

                  WHEREAS, in connection with the Merger, certain of Holdings's and its subsidiaries' debt will be repaid or refinanced (the "Refinancing") (including, without limitation, the repayment or refinancing of (a) Holdings's existing 15% Senior Pay-In-Kind Notes due 2010 (the "PIK Notes") and (b) Borrower's existing senior credit facility), and consents will be solicited with respect to amendments to the indentures governing the Senior Subordinated Notes and the PIK Notes (the "Consent Solicitations");

                  WHEREAS, the sources of funds required to fund the Merger, the Refinancing, the payment of accrued interest, consent fees and redemption premiums in connection with the Refinancing and the Consent Solicitations, to pay fees, commissions and expenses of up to approximately $38.0 million in connection with the Transactions and to provide ongoing working capital requirements of Borrower and its Subsidiaries following the Merger will include:

                  (i) senior secured credit facilities consisting, pursuant to this Agreement, of (x) a senior secured term loan facility to Borrower of up to $140.0 million (and up to an additional $40 million in connection with the Superior Acquisition) and (y) a senior secured revolving credit facility to Borrower of up to $50.0 million, which will be undrawn on the closing date of the Merger;

                  (ii) the issuance by Borrower of up to $50.0 million aggregate gross proceeds of 10 1/2% unsecured senior subordinated notes due 2009 (which notes shall have identical terms as the Senior Subordinated Notes) (the "Add-on Notes") pursuant to a public offering or Rule 144A or other private placement (the "Add-on Notes Offering"); and

                 (iii) cash equity investments in the LLC of not less than $265.0 million by Kenner Equities III, L.P. ("Sponsor"), its affiliates and one or more other investors (the "Equity

         Investors") on terms and conditions reasonably satisfactory to the Lead Arrangers, which investments shall be contributed to Holdings in cash as common equity and used to fund a portion of the Transactions on the Closing Date (the "Equity Financing");

                  WHEREAS, in connection with the Transactions, the Superior Acquisition and the ongoing working capital and general corporate needs of Borrower and its Subsidiaries, Borrower desires to obtain the Commitments on the terms and conditions set forth herein; and

                  WHEREAS, the Lenders and the Issuing Lender are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to Borrower and issue (or participate in) Letters of Credit;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows.

                  Section 1. Definitions, Accounting Matters and Rules of Construction.

                  1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "ABR Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

                  "Account" shall mean any account (as that term is defined in Section 9-106 of the UCC) of any Company arising from the sale or lease of goods or rendering of services.

                  "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

                  "Acquisition Consideration" shall mean the purchase consideration for any Acquisition and all other payments made and Indebtedness assumed by any Company in exchange for, or as part of, or in connection with, any Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and the amount of any Indebtedness assumed, "earn-outs" and other similar agreements in an amount reasonably determined in good faith by Borrower (such determination to include Borrower's good faith judgment as to whether any contingencies or other conditions associated with any such "earn-out" or similar arrangement are reasonably likely to be met or satisfied) at the time of consummation of such Acquisition equal to the net present value of the payment provided for in such "earn-out" or other similar agreement, consulting agreements (exclusive of consulting or employment agreements for services rendered in the ordinary course of business) and service agreements and non-competition agreements.

                  "Acquisition Sub" see the first recital to this Agreement.

                  "Additional Collateral" see Section 9.12.

                  "Add-on Notes" see the third recital to this Agreement.

                  "Add-on Notes Offering" see the third recital to this Agreement.

                  "Adjusted Net Income" shall mean, for any period, the consolidated net income (loss) for such period, of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions not in the ordinary course of business and Excluded Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period and the tax consequences thereof (including expenses related to the Transactions or any Permitted Acquisition); provided that an item will not be considered "non-recurring" if it is in the ordinary course of continuing operations or if such item occurred within the prior two years, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (d) below) any Subsidiary during such period to the extent not in excess of Borrower's or such Subsidiary's proportionate interest in such Person's consolidated net income for such period, and (d) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted (without giving effect to any non-permanent waiver), directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

                  "Administrative Agent" see the introduction to this Agreement.

                  "Advance Date" see Section 4.06.

                  "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.15, no Company shall be deemed an Affiliate of any other Company. No Creditor will be deemed to be an Affiliate of any Company solely by reason of its relationship with such Company arising from the Credit Documents.

                  "Affiliate Transaction" see Section 9.15.

                  "Agent" shall mean any of the Administrative Agent, the Collateral Agent, the Documentation Agents or the Syndication Agent; provided, that for purposes of Section 11 "Agent" shall mean only the Administrative Agent or the Collateral Agent, as the context requires.

                  "Agreement" shall mean, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

                  "Alternate Base Rate" shall mean for any day, a rate per annum that is equal to the higher of (i) the Federal Funds Rate, plus 0.50%, or (ii) the Prime Rate.

                  "Amortization Payment" shall mean each scheduled installment of principal payments on the Term Loans as set forth in Section 3.01(b).

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean:

                  (a) with respect to Term Loans, at all times prior to the Reset Date, 1.75% for Term Loans maintained as ABR Loans and 2.75% for Term Loans maintained as LIBOR Loans; provided that at all times after the Reset Date that the Total Leverage Ratio set forth in the Interest Rate Certificate most recently delivered by Borrower to the Administrative Agent is less than 3.00:1 the Applicable Margin shall be 1.50% for Term Loans maintained as ABR Loans and 2.50% for Term Loans maintained as LIBOR Loans; and

                  (b) with respect to Revolving Credit Loans, (i) at all times prior to the Reset Date, 2.00% for Revolving Credit Loans maintained as ABR Loans and 3.00% for Revolving Credit Loans maintained as LIBOR Loans and (ii) at all times after the Reset Date, the applicable percentage set forth below corresponding to the relevant Total Leverage Ratio determined by reference to the Total Leverage Ratio set forth in the Interest Rate Certificate most recently delivered by Borrower to the Administrative Agent:

                                                             Applicable                   Applicable
                                                             Margin for                   Margin for
                                                       Revolving Credit Loans       Revolving Credit Loans
                             Leverage                      Maintained as                 Maintained as
                               Ratio                         ABR Loans                    LIBOR Loans
                            ---------                  ----------------------       ----------------------
            > or = 4.25:1                                      2.00%                         3.00%

                 < 4.25:1 but greater than or = 3.75:1         1.75%                         2.75%

                 < 3.75:1 but greater than or = 3.25:1         1.50%                         2.50%

                 < 3.25:1 but greater than or = 2.75:1         1.25%                         2.25%

                 < 2.75:1                                      1.00%                         2.00%

Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective upon delivery by Borrower to the Administrative Agent of a new Interest Rate Certificate pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), the Total Leverage Ratio shall be deemed to be that in the highest Applicable Margin set forth above until but not including the date on which Borrower delivers such Interest Rate Certificates and financial statements.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is administered, managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "A/R Facility" shall mean Borrower's existing receivables securitization facility established pursuant to the A/R Facility Documentation.

                  "A/R Facility Documentation" means that certain Receivable Purchase Agreement dated as of July 31, 2001, among Atrium Funding Corporation, Borrower, Fairway Finance Corporation and

BMO Nesbitt Burns Corp., as amended, and that certain Purchase and Sale Agreement dated July 31, 2001, between the various entities listed on Schedule A thereto and Atrium Funding Corporation, as amended.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended.

                  "Borrower" see the introduction to this Agreement.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City or Dallas, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, any direct or indirect expenditures of Borrower and the Subsidiaries which should be capitalized on the consolidated balance sheet of Borrower and the Subsidiaries in accordance with GAAP in respect of the purchase or other acquisition of fixed or capital assets (including, without limitation, securities), excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) any expenditure made with the Net Available Proceeds of any Disposition to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(iv),
(iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (x) of Section 2.10(a)(i) within the period specified therein, (v) expenditures to effect Permitted Acquisitions, (vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business, (vii) any deposits required to be made in connection with the purchase or other acquisition of fixed or capital assets; provided, however, that such a deposit shall no longer be excluded from Capital Expenditures if used to purchase or acquire fixed or capital assets, (viii) option exercise costs to acquire Property and the costs of improvements to such Property so long as such Property is sold within the same fiscal year, (ix) any capitalized interest and
(x) capital expenditures resulting from operating lease conversions pursuant to
Section 9.08(k)(ii).

                  "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Casualty Event" shall mean, with respect to any Property (including Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $1.0 million and (y) all such proceeds and other compensation in respect of all such events since the Closing Date are less than $5.0 million. "Casualty Event" shall include but not be limited to any taking of any Mortgaged Real Property or Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the requisition (other than for temporary purposes) of the use or occupancy of any Mortgaged Real Property or Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

                  "CERCLA" see Section 8.11.

                  "Change of Control" shall mean any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the Closing Date (whether or not approved by the board of directors of Holdings) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Permitted Holders fail to collectively beneficially own, directly or indirectly, Equity Interests of Holdings representing at least a majority (on a fully diluted basis) of the aggregate voting power of the Equity Interests of Holdings at the time outstanding or fail to have the ability to appoint at least a majority of the board of directors of Holdings or Borrower; (b) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, (i) any Person or any group (other than the Permitted Holders) shall (A) (directly or indirectly) beneficially own in the aggregate Equity Interests of Holdings representing 35% or more (on a fully diluted basis) of the aggregate voting power of the Equity Interests of Holdings at the time outstanding or (B) have the right or power to appoint, directly or indirectly, a majority or more of the board of directors of Holdings or Borrower or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holdings or Borrower (together with any new directors whose election by the shareholders of Holdings or Borrower, as applicable, was approved by a vote of at least a majority of the directors of Holdings or Borrower, as applicable, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings or Borrower, as applicable, then in office; or (c) if such transaction or event occurs at any time, whether before or after the consummation of an Initial Public Offering, (i) any event or circumstance constituting a "change of control" or other similar occurrence under any Material Indebtedness shall occur which results in an obligation of any Company to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness or (ii) Holdings at any time ceases to own directly or indirectly 100% of the Equity Interests of Borrower. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to
Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "CIBC" see the introduction to this Agreement.

                  "CIBC World Markets" see the introduction to this Agreement.

                  "Class" see Section 1.03.

                  "Closing Date" shall mean the date upon which the initial extension of credit under this Agreement is made.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the U.S. Treasury Regulations promulgated thereunder.

                  "Collateral" shall mean all of the Security Agreement Collateral and Mortgaged Real Property.

                  "Collateral Account" see Section 12.01.

                  "Collateral Agent" see the introduction to this Agreement.

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "Commitment Letter" shall mean the bank and bridge commitment letter, dated October 27, 2003, from CIBC, CIBC Inc., CIBC World Markets, UBS AG, Cayman Islands Branch, and UBSS to KAT Holdings, L.P.

                  "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

                  "Companies" shall mean the Obligors and their respective Subsidiaries; and "Company" shall mean any of them.

                  "Consent Solicitations" see the second recital to this Agreement.

                  "Consolidated EBITDA" shall mean, for any Measurement Period, the remainder of (A) the sum (without duplication) of the amounts for such period of (i) Adjusted Net Income, (ii) income tax expense to the extent deducted in determining Adjusted Net Income for such period, (iii) the sum of
(a) all interest expense to the extent deducted in determining Adjusted Net Income for such period, plus (b) an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) for such period on any Permitted Receivables Transaction, plus (c) other than for purposes of the definition of Excess Cash Flow, Permitted Securitization Fees paid or payable in cash for such period to the extent deducted in determining Adjusted Net Income for such period (without duplication of any such amounts added back pursuant to any other clause of this definition), (iv) depreciation expenses and amortization expense to the extent deducted in determining Adjusted Net Income for such period, (v) the non-cash component of any item of expense to the extent deducted in determining Adjusted Net Income for such period, other than to the extent requiring an accrual or reserve for future cash expenses,
(vi) the amortization or expensing of any asset step-up resulting from purchase accounting to the extent deducted in determining Adjusted Net Income, (vii) other than for purposes of calculating Excess Cash Flow, to the extent deducted in determining Adjusted Net Income, the cash portion of stock compensation expense related to the departure from Holdings or any Subsidiary of any Person owning any Equity Interests of Holdings up to a maximum of $15.0 million, (viii) expenses resulting from changes in accounting methods, (ix) the non-cash portion of stock compensation expense to the extent not requiring any cash expenses in the relevant Measurement Period and (x) non-capitalized acquisition expenses, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries in accordance with GAAP, minus (B) the sum of (1) cash dividends and other distributions paid by Borrower pursuant to Sections 9.10(b)(i) and (2) solely for purposes of calculating Consolidated EBITDA for purposes of the Interest Coverage Ratio and the Fixed Charge Coverage Ratio, interest income from Permitted Investments.

                  Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Transactions, any Acquisition permitted hereby and Dispositions (other than any Dispositions in the ordinary course of business) consummated during the relevant Measurement Period as if each such Acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period.

                  Notwithstanding the foregoing, Consolidated EBITDA for (i) the first fiscal quarter of 2003 shall be $12.447 million, (ii) the second fiscal quarter of 2003 shall be $25.753 million and (iii) the third fiscal quarter of 2003 shall be $27.106 million, subject to accounting for Acquisitions and Dispositions occurring after the Closing Date (other than the Transactions) on a Pro Forma Basis. In addition, Consolidated EBITDA for the fourth fiscal quarter of 2003 shall be increased by $764,000 to account for amounts related to certain operating lease conversions and management fees that were deducted in determining Adjusted Net Income.

                  "Consolidated Interest Expense" shall mean, for any Measurement Period, the sum of (A) all cash interest expense (including commitment fees, letter of credit fees and the interest component of Capital Leases) of Borrower and its Consolidated Subsidiaries for such Measurement Period including the net amounts payable or receivable under all Interest Rate Protection Agreements less interest income from Permitted Investments, plus (B) in the event of the consummation of a Permitted Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash) for such period on any Permitted Receivables Transaction.

                  Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Measurement Period in connection with any Acquisitions permitted hereby and Dispositions (other than any Dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

                  "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Contingent Obligation" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by or to which it or any of its Property is bound or subject.

                  "Control Agreement" shall have the meaning assigned to such term in the Security Agreement.

                  "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Covered Taxes" see Section 5.06(a).

                  "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Fee Letter, each Security Document and each other agreement, certificate, document or instrument delivered in connection with any Credit Document, whether or not specifically mentioned herein or therein; provided that for purposes of any agreement pursuant to which the Collateral Agent is granted a Lien to secure the Obligations, the term "Credit Document" shall include each Swap Contract entered into by Borrower or any of its Subsidiaries with a Creditor.

                  "Creditor" shall mean (i) any Agent, (ii) the Issuing Lender,
(iii) any Lender, and (iv) any party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such party was a Lender or an Affiliate of a Lender.

                  "Debt Issuance" shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

                  "Default" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

                  "Designated Equity Issuance Proceeds" shall mean at any time the excess of (A) any net cash proceeds of any issuance of Qualified Capital Stock by Holdings designated in writing by Borrower to the Administrative Agent pursuant to an Officer's Certificate as being "Designated Equity Issuance Proceeds" to the extent that the aggregate amount of such net cash proceeds so designated since the Closing Date does not exceed $30.0 million over (B) the aggregate sum total of all amounts applied in reliance on such Designated Equity Issuance Proceeds since the Closing Date and on or prior to such time pursuant to Section 9.06(i).

                  "Disposition" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and Equity Interests of any Person owned by any Company) (whether now owned or hereafter acquired) by any Company to any Person other than Borrower or any Qualified Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Borrower or any Subsidiary, and (iii) any liquidating or other non-ordinary course dividend or distribution or return of Investment received by any Company in respect of any joint venture or similar enterprise, excluding, however, in each case, any Excluded Disposition.

                  "Disposition Event" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

                  "Disqualified Capital Stock" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Company through the issuance of Qualified Capital Stock of such Company.

                  "Documentation Agents" see the introduction to this Agreement.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Eligible Person" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender or an Approved Fund of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and investment funds. With respect to any Lender, any Approved Fund in respect thereof shall be treated as a single Eligible Person.

                  "Employee Benefit Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

                  "Environment" shall mean ambient air, indoor air, soil, surface water, ground water, drinking water, land or subsurface strata and natural resources such as wetlands, flora and fauna.

                  "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging such Person's liability for any costs, cleanup costs, response, corrective action or other costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the Environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the known or suspected presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

                  "Environmental Laws" shall mean any and all applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case relating to pollution or protection of health, safety or the Environment, including without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the Environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Equity Financing" see the third recital to this Agreement.

                  "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on or after the Closing Date.

                  "Equity Investors" see the third recital to this Agreement.

                  "Equity Issuance" shall mean any of (a) any issuance or sale after the Closing Date by Borrower, Holdings, or any other Person of which Borrower is a Wholly Owned Subsidiary of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company; provided, however, that the issuance of (i) any debt security that is convertible into or exchangeable for Equity Interests or Equity Rights or (ii) any Disqualified Capital Stock shall, for purposes of Section 2.10(a), be a Debt Issuance and not an Equity Issuance. Notwithstanding the foregoing, each of the following shall be deemed not to be an Equity Issuance: (i) any issuance of Equity Interests of Holdings to the seller or sellers in consideration for a Permitted Acquisition;
(ii) any issuance or sale of Equity Interests of any Person (other than Borrower) owned by any Company (which, for the avoidance of doubt, is treated as a Disposition); (iii) any individual issuance or sale by Holdings of Equity Interests of Holdings to any employee, director, officer or consultant of Holdings or any of its Subsidiaries in an aggregate amount for all such issuances and sales not to exceed 10% of the then outstanding Equity Interests of Holdings; (iv) any issuance of Equity Interests of Holdings to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of Holdings pursuant to Section 9.10(b)(ii); and (v) Equity Issuances to any of the Permitted Holders in an aggregate amount not to exceed $15.0 million since the Closing Date.

                  "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Entity" shall mean any member of an ERISA Group.

                  "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC of any notice relating to an intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the PBGC to terminate or appoint a trustee to administer any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any Company of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which is reasonably likely to result in liability to any Company.

                  "ERISA Group" shall mean any Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Subsidiary are treated as a single employer under Section 414 of the Code.

                  "Escrow Account" shall mean Account No. 1204416 at the Escrow Agent.

                  "Escrow Agent" shall mean Canadian Imperial Bank of Commerce, as escrow agent under the Escrow Agreement.

                  "Escrow Agreement" shall mean that certain Escrow Agreement dated the date hereof between Borrower and the Escrow Agent.

                  "Escrowed Funds" shall mean any proceeds from Term Loans placed into the Escrow Account on the Closing Date.

                  "Event of Default" see Section 10.

                  "Excess Cash Flow" shall mean, for any period, (A) the sum of
(i) Consolidated EBITDA for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income and determined by adding back thereto, but without duplication, any amounts deducted in the calculation of Adjusted Net Income for such period that were paid, incurred or accrued in violation of any of the provisions of this Agreement), (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to a Disposition during such period), and (iii) cash received from the proceeds of any life insurance or "key man" policy during such period, minus (B) the sum of (i) cash interest expense in respect of Indebtedness incurred in accordance with Section 9.08 (including, without duplication, Capital Lease expense, letter of credit fees and commitment fees and, for each Permitted Receivables Transaction, other fees in the nature of interest or discount accrued or payable in cash) of Borrower and its Consolidated Subsidiaries for such period to the extent deducted in calculating Adjusted Net Income, (ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness incurred in accordance with Section 9.08 (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Borrower and its Consolidated Subsidiaries made during such period from internally generated funds and all prepayments of Revolving Credit Loans made from internally generated funds and to the extent accompanied by a permanent reduction in Revolving Credit Commitments, (iii) Capital Expenditures (to the extent permitted hereunder) made during such period by Borrower and the Subsidiaries from internally generated funds (including expenditures that would be Capital Expenditures but for being excluded from the definition of "Capital Expenditures" by clauses (v) and (vii) thereof), (iv) all income taxes actually paid in cash by Borrower or any Subsidiary during such period or within a normal payment period thereafter (provided, however, that any amount deducted pursuant to this clause (iv) which was not actually paid during such period shall not again be deducted for determining Excess Cash Flow for another period), (v) cash dividends paid during such period by Borrower pursuant to Section 9.10(b)(ii) to the extent made with internally generated funds, (vi) cash paid during such period for any Permitted Acquisition to the extent funded from internally generated funds, (vii) any net increases in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Acquisition during such period), (viii) any earnings included in Consolidated EBITDA for such period of a Receivables Co. to the extent the terms of any Permitted Receivables Transaction prohibit the distribution thereof to any Obligor, and (ix) any cash payments in respect of Permitted Securitization Fees during such period except to the extent deducted from Consolidated EBITDA in clause (A)(i) of this definition.

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

                  "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $5.0 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of;
(iii) other than for purposes of Section 9.06, any transaction permitted by
Section 9.06 (other than clauses (g) and (h) thereof), any Permitted Lien and any Investment permitted by Section 9.09; (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary course of business.

                  "Excluded Equity Issuance" shall mean any issuance of Equity Interests of Holdings excluded from the definition of Equity Issuance by virtue of clause (iv) of the second sentence thereof.

                  "Excluded Taxes" see Section 5.06(a).

                  "Exempt Lender" see Section 5.06(b).

                  "Existing Affiliate Agreements" see Section 9.15.

                  "Existing Letter of Credit" shall mean each letter of credit previously issued for the account of Borrower or any of its Subsidiaries that is
(a) outstanding on the Closing Date and (b) listed on Schedule 1.01(a).

                  "Extension Event" shall mean the refinancing of 100% of the Senior Subordinated Notes and the Add-on Notes prior to November 15, 2008 on terms reasonably acceptable to the Majority Lenders.

                  "fair market value" shall mean, with respect to any asset, a price (after taking into account any liabilities relating to such assets), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to the Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by the Administrative Agent.

                  "Fee Letter" shall mean the confidential bank and bridge fee letter, dated October 27, 2003, from CIBC, CIBC Inc., CIBC World Markets, UBS AG, Cayman Islands Branch, and UBSS to KAT Holdings, L.P.

                  "Final Maturity Date" shall mean (a) with respect to all Term Loans, December 10, 2008 or, if an Extension Event has occurred, December 10, 2010 and (b) with respect to all Revolving Credit Loans and Swing Loans the earlier of (i) December 10, 2008 and (ii) the date that all Term Loans are repaid in full.

                  "Financial Maintenance Covenants" shall mean the covenants set forth in Section 9.11(a) through (e).

                  "Fixed Charge Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the Measurement Period ending on or immediately prior to such Test Date to (y) Fixed Charges for such Measurement Period.

                  "Fixed Charges" shall mean, for any Measurement Period, the sum of (i) Consolidated Interest Expense for such period, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower and its Consolidated Subsidiaries (including, without duplication, any lease payments in respect of Capital Leases attributable to the principal component thereof for such period), (iii) Capital Expenditures actually made during such period and
(iv) all income Taxes actually paid in cash by Borrower and its Subsidiaries during such period.

                  "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Borrower or any Subsidiary with respect to employees employed outside the United States.

                  "Foreign Subsidiary" shall mean any direct or indirect Subsidiary organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

                  "Funding Date" shall mean the date of the making of any extension of credit hereunder.

                  "GAAP" shall mean generally accepted accounting principles in effect in the United States of America and set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

                  "Greenshoe Option" see Section 13.04(iii).

                  "Guarantee" shall mean the guarantee of each Guarantor pursuant to Section 6.

                  "Guaranteed Obligations" see Section 6.01.

                  "Guarantors" shall mean Holdings and each Subsidiary
Guarantor.

                  "Guaranty Obligation" see the definition of "Contingent Obligation."

                  "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation or which may result in liability under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

                  "Holdings" see the introduction to this Agreement.

                  "in the ordinary course of business" shall mean in the ordinary course of business of Borrower and the Subsidiaries and on ordinary business terms.

                  "Incremental Commitment Letter" shall mean the confidential Superior Acquisition commitment letter, dated November 18, 2003, from CIBC, CIBC World Markets, UBS AG, Cayman Islands Branch, and UBSS to KAT Holdings, LLC.

                  "Incremental Fee Letter" shall mean the confidential Superior Acquisition fee letter, dated November 18, 2003, from CIBC, CIBC World Markets, UBS AG, Cayman Islands Branch, and UBSS to KAT Holdings, LLC.

                  "incur" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Company (or is merged into or consolidates with any Company), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Company (or being merged into or consolidated with any Company), shall be deemed incurred at the time any such Person becomes a Company or merges into or consolidates with any Company. Neither the accrual of interest, nor the accretion of accreted value or amortization of financing fees, shall be deemed to be an incurrence.

                  "Indebtedness" shall mean, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all non-contingent (but only so long as non-contingent) obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms and not more than 60 days past due and incurred in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), the amount of such indebtedness to be deemed the fair market value of such Property; (f) all Capital Lease Obligations of such Person; (g) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (h) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (i) all obligations of such Person under any take-or-pay or other similar arrangements that are not in the ordinary course of business; (j) all obligations of such Person under any Disqualified Capital Stock; (k) all indebtedness of other Persons referred to in clauses (a) through (j) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, the amount of such indebtedness to be deemed to be the fair market value of such Property; and (l) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

                  "Indemnitee" see Section 13.03.

                  "Initial Public Offering" shall mean a primary underwritten public offering of the common stock of Holdings, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

                  "Insignificant Subsidiary" shall mean any Subsidiary of Borrower that is not a Significant Subsidiary.

                  "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

                  "Intellectual Property" see Section 8.22.

                  "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit B.

                  "Interest Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the Measurement Period ending on or immediately prior to such Test Date to (y) Consolidated Interest Expense for such Measurement Period.

                  "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b) and 2.09) ending on the numerically corresponding day in (subject to Section 2.01(c)) the first, second, third or sixth calendar month or, if available to all Lenders, the ninth or twelfth calendar month thereafter, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing, (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

                  "Interest Rate Certificate" shall mean an Officer's Certificate substantially in the form of Exhibit C, delivered pursuant to
Section 9.01(e), demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of the last day of the Measurement Period then last ended on or immediately prior to the date such certificate is required to be delivered.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap, floor or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "internally generated funds" shall mean funds not generated from the proceeds of any Loan, Debt Issuance, Equity Issuance, Disposition, insurance or eminent domain, condemnation or other similar recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof) (other than transactions in the ordinary course of business).

                  "Investment" shall mean, for any Person, (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person; (e) the entering into of any Swap Contract; or (f) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering in to such sale).

                  "Issuing Lender" shall mean Canadian Imperial Bank of Commerce or any of its Affiliates, or such other Lender or Lenders selected by Borrower reasonably satisfactory to the Administrative Agent, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity; provided that none of Canadian Imperial Bank of Commerce or any of its Affiliates shall be obligated to act as the Issuing Lender with respect to any documentary Letters of Credit and that documentary Letters of Credit shall only be issued to the extent another Issuing Lender agrees to do so. Solely with respect to the Existing Letters of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Issuing Lender shall mean Fleet National Bank.

                  "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit K.

                  "LC Sub-Account" see Section 12.01(d).

                  "Lead Arrangers" see the introduction to this Agreement.

                  "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Lenders" see the introduction to this Agreement.

                  "Letter of Credit" see Section 2.03.

                  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate Screen 3750 (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate Screen 3750, "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Telerate Screen 3750" shall mean the display designated as Page 3750 on the Telerate Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Base Rate" in this
Section 1.01.

                  "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, lien, pledge, claim, charge, security interest or encumbrance of any kind, whether consensual or non-consensual, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a

Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "LLC" see the first recital to this Agreement.

                  "Loans" shall mean the Revolving Credit Loans, the Term Loans and the Swing Loans.

                  "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

                  "Majority Lenders" shall mean Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (d) the aggregate Term Loan Commitments then in effect, plus (e) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

                  "Majority Revolving Credit Lenders" shall mean Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (d) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

                  "Majority Term Loan Lenders" shall mean Lenders holding at least a majority of the aggregate principal amount of outstanding Term Loans.

                  "Management Agreement" shall mean the management agreement dated as of December 10, 2003 among Holdings, Borrower and JLK Operations, Inc., as such agreement may be amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

                  "Material Adverse Change" shall mean, with respect to any Person, a material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the business, condition (financial or otherwise), results of operations, assets or liabilities of such Person, together with the Subsidiaries taken as a whole. Unless otherwise indicated, Material Adverse Change refers to Holdings and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" shall mean, any of (a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, condition (financial or otherwise), results of operations, assets or liabilities of Holdings and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Obligors to perform any of their material obligations under any Credit Document, (c) an adverse effect on the legality, binding effect or enforceability of any material provision of any Credit Document or any of the material rights and remedies of the Lenders, the Issuing Lender or Lead Arranger thereunder or (d) a material adverse effect on the Collateral or the Liens in favor of the Administrative Agent on the Collateral or the priority of such Liens.

                  "Material Indebtedness" shall mean (a) the Senior Subordinated Notes, (b) the A/R Facility, (c) the Add-on Notes and (d) any Permitted Refinancing of any Material Indebtedness.

                  "Measurement Period" shall mean the most recent trailing four fiscal quarters of Borrower for which financial statements have been, or should have been, provided pursuant to Section 9.01(a) or (b).

                  "Merger" see the first recital to this Agreement.

                  "Merger Agreement" see the first recital to this Agreement.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on Mortgaged Real Property, which shall be on such form as shall be reasonably acceptable to Collateral Agent, with such schedules and including provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may be amended from time to time in accordance with the terms hereof and thereof.

                  "Mortgaged Real Property" shall mean each Real Property subject to a Mortgage delivered pursuant to Section 9.12.

                  "Multiemployer Plan" shall mean at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions while a member of the ERISA Group, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which any Company is reasonably likely to incur liability.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Available Proceeds" shall mean:

                  (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

                  (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses payable to any Person other than an Affiliate of any Company incurred by such Company in connection with recovery thereof,
         (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property, and (C) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

                  (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by the Person effecting such transaction in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses payable to any Person other than an Affiliate of any Company, actually incurred and satisfactorily documented in connection therewith.

                  "Net Cash Payments" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of (i) the amount of all fees and expenses paid to any Person other than an Affiliate of any Company by any Company in connection with such Disposition Event (the "Relevant Disposition");
(ii) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of any Indebtedness required to be repaid as a condition to the consummation of such Relevant Disposition; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition; and (v) any option exercise costs to acquire such Property.

                  "Non-U.S. Lender" see Section 5.06(b).

                  "Notes" shall mean the Revolving Credit Notes, Term Loan Notes and the Swing Loan Note.

                  "Notice of Assignment" shall mean a notice of assignment pursuant to Section 13.06 substantially in the form of Exhibit H.

                  "Notice of Borrowing" shall mean a notice of borrowing substantially in the form of Exhibit I.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and at any time existing, owing to any Creditor, or any of its Related Parties or their respective permitted successors, transferees or assignees, or any Indemnitee, pursuant to the terms of any Credit Document or any Swap Contract or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

                  "Obligors" shall mean Borrower and the Guarantors.

                  "Officer's Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its Chief Executive Officer, its Chief Financial Officer, its President or one of its Vice Presidents (or an equivalent officer) or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Old Interest Rate Agreement" shall mean, collectively, those certain interest rate swap agreements, dated as of November 1, 2000 and December 8, 2000, between Borrower and Bank One, N.A.

                  "Organic Document" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Equity Interests.

                  "Other Taxes" see Section 5.06(c).

                  "Participant" see Section 13.06(c).

                  "Payor" see Section 4.06.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

                  "Perfection Certificate" shall mean a certificate in the form of Exhibit F or any other form approved by the Collateral Agent.

                  "Permits" see Section 8.17.

                  "Permitted Acquisition" shall mean any Acquisition effected in compliance with Section 9.06(i), (m) or (o).

                  "Permitted Holders" means (i) the LLC and any other investment entity managed or controlled by Kenner & Company, Inc. and/or its Affiliates,
(ii) UBS Capital Americas II, LLC and/or its Affiliates, (iii) ML IBK Positions, Inc. and/or its Affiliates, (iv) any partners, members or investors (either directly or indirectly through any investment partnerships or entities) in the entities described in clauses (i), (ii) and (iii) above who are distributees of investments held by the entities described in clauses (i), (ii) and (iii) above,
(v) any immediate family members or lineal descendents, or trusts or other entities for their benefit in respect of the Persons described in clauses (i),
(ii), (iii) and (iv) above, and (vi) any Affiliates in respect of the Persons described in clauses (i), (ii), (iii) and (iv) above.

                  "Permitted Investments" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

                  "Permitted Liens" see Section 9.07.

                  "Permitted Receivables Transaction" shall mean any transaction providing for the sale or financing of Accounts (other than between Qualified Companies) including the A/R Facility; provided, however, that (a) any such transaction shall be consummated on material terms substantially as described on Annex A, and such other terms and provisions that in Borrower's good faith judgment are usual and customary for transactions of this type (including, without limitation, representations warranties, covenants, indemnities and defaults), or as the Majority Lenders may otherwise consent, such consent not to be unreasonably withheld, and (b) the advance rate thereunder shall not be less than 50% of face value of the Accounts subject thereto and the aggregate purchase commitments thereunder by the parties other than any Company shall not exceed $75,000,000, in the aggregate for all such transactions in effect from time to time.

                  "Permitted Refinancing" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, provided, however, that (x) no Event of Default shall have occurred and be continuing or would arise therefrom, (y) any such refinancing Indebtedness shall (I) not be on financial and other terms that are, taken as a whole, materially more onerous to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies that are, taken as a whole, more burdensome to any Company or Creditor than the Indebtedness being refinanced, (II) not have a final stated maturity or weighted average life that is shorter than the Indebtedness or Contingent Obligation being refinanced,
(III) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and, except as otherwise permitted pursuant to Section 9.07, unsecured if the refinanced Indebtedness is unsecured), and (IV) be in an aggregate principal amount that does not exceed the aggregate principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of fees and reasonable expenses of any Company incurred in connection with such refinancing, and (z) except as otherwise permitted pursuant to Section 9.08, the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness.

                  "Permitted Securitization Fees" shall mean any fees or expenses (other than interest or fees in the nature of interest or discount) paid in connection with any Permitted Receivables Transaction, including without limitation placement fees, attorney's fees, accountant's fees, rating agency fees and other out-of-pocket costs.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "PIK Notes" see the second recital to this Agreement.

                  "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under

Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any member of the ERISA Group or with respect to which any Company could incur liability.

                  "Preferred Stock" shall mean, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person, whether now outstanding or issued after the Closing Date.

                  "Primary Syndication" means the period commencing on or prior to the Closing Date and ending on the earlier of (a) the date that is 60 days following the Closing Date and (b) the date that the Lead Arrangers have declared, in their reasonable discretion, the primary syndication of the Commitments and Loans to have ended.

                  "Prime Rate" shall mean for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

                  "Principal Office" shall mean the principal office of the Administrative Agent, located on the Closing Date at 425 Lexington Avenue, 3rd Floor, New York, NY 10017, or such other office as may be designated by the Administrative Agent.

                  "Principal Payment Date" shall mean, with respect to any Term Loan, each Quarterly Date or other date set forth on Schedule 3.01(b) on which a payment of principal is due with respect to such Term Loan.

                  "Pro Forma Basis" shall mean on a basis in accordance with GAAP.

                  "Pro Forma Data" see Section 7.01(i)(9).

                  "Pro Forma Financial Statements" see Section 7.01(i)(9).

                  "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

                  "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

                  "Qualified Capital Stock" shall mean with respect to any Person any Equity Interest of such Person that is not Disqualified Capital Stock.

                  "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary that is an Obligor.

                  "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, commencing with the last Business Day of December 2003.

                  "Real Property" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

                  "Receivables Co." shall mean any special purpose Wholly Owned Subsidiary of Borrower (or such other Person reasonably agreed to by the Administrative Agent) that purchases or otherwise acquires Accounts generated by any Company in connection with a Permitted Receivables Transaction.

                  "redeem" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

                  "refinance" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

                  "Refinancing" see the second recital to this Agreement.

                  "Refund" see Section 5.06(e).

                  "Register" see Section 2.08(c).

                  "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

                  "Regulations T, U and X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                  "Related Parties" see Section 11.01.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment.

                  "Relevant Disposition" see the definition of "Net Cash Payments."

                  "Replaced Lender" see Section 2.11.

                  "Replacement Lender" see Section 2.11.

                  "Required Payment" see Section 4.06.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

                  "Reset Date" means the date on which Borrower shall have delivered to the Administrative Agent the financial statements and Interest Rate Certificates required pursuant to Sections 9.01(a) and (e) for the fiscal quarter ended March 31, 2004.

                  "Responsible Officer" shall mean the Chairman of the Board of Borrower (if an officer), the Chief Executive Officer of Borrower or the President of Borrower or, with respect to financial matters, the Chief Financial Officer of Borrower, any Vice President-Finance of Borrower or the Treasurer (or an equivalent officer) of Borrower.

                  "Returns" see Section 8.09.

                  "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount recorded by the Administrative Agent in the Register on the Closing Date (as the same may be reduced from time to time pursuant to Section
2.04 or changed pursuant to Section 13.06(b)). The aggregate principal amount of the Revolving Credit Commitments on the Closing Date is $50.0 million.

                  "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "Revolving Credit Commitment Termination Date" shall mean the earliest of

                  (a) December 15, 2003 or, if earlier, the termination date of the Merger Agreement, as set forth in the Merger Agreement (if the initial credit extension has not occurred on or prior to such date);

                  (b) the Final Maturity Date with respect to Revolving Credit Loans; and

                  (c) the date on which the Revolving Credit Commitments are terminated in full or reduced to zero pursuant to the terms of this Agreement.

                  "Revolving Credit Commitments" shall mean the aggregate sum of the Revolving Credit Commitments of all of the Revolving Credit Lenders.

                  "Revolving Credit Facility" shall mean the credit facility comprising the Revolving Credit Commitment of all of the Revolving Credit Lenders.

                  "Revolving Credit Lenders" shall mean (a) on the Closing Date, the Lenders having Revolving Credit Commitments and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 13.06(b).

                  "Revolving Credit Loans" see Section 2.01(a).

                  "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit E among the Obligors and the Collateral Agent, as the same may be amended in accordance with the terms thereof and hereof, and such other agreements reasonably acceptable to the Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to the Collateral Agent a perfected first priority security interest (subject to Permitted Liens) in the Security Agreement Collateral covered thereby.

                  "Security Agreement Collateral" shall mean all property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 9.12.

                  "Security Documents" shall mean the Security Agreement, the Mortgages, the Perfection Certificate and each other security document, pledge agreement or similar instrument permitted or required by applicable local law to grant a valid, perfected security interest in any property or asset, and all UCC and other financing statements or instruments of perfection required by this Agreement, the Security Agreement, any Mortgage or any other Security Document to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement, any Mortgage or any other Security Document and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

                  "Senior Leverage Ratio" shall mean, for any Test Date, the ratio of (x) the difference of (i) the sum of Total Debt at such Test Date (including any debt incurred by any Company in connection with a financing pursuant to any Permitted Receivables Transaction which is outstanding at such Test Date) less (ii) the sum of Subordinated Debt of Borrower and its Consolidated Subsidiaries at such Test Date, to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such Test Date.

                  "Senior Subordinated Notes" shall mean the 10 1/2% Senior Subordinated Notes due 2009 issued by Borrower pursuant to the Senior Subordinated Notes Indenture on May 17, 1999, in an aggregate principal amount of $175.0 million, guaranteed by each of the Guarantors on a senior subordinated basis, including the senior subordinated notes issued pursuant to a registered exchange offer therefor.

                  "Senior Subordinated Notes Indenture" shall mean the Indenture by and among Borrower, as issuer, each of the guarantors party thereto from time to time and State Street Bank and Trust Company, as trustee, dated as of May 17, 1999, as such may be amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Significant Subsidiary" shall mean (1) any Subsidiary of Borrower that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Closing Date and (2) any Subsidiary of Borrower that, when aggregated with all other Subsidiaries of Borrower that are not otherwise Significant Subsidiaries and as to which any event described in clause (e), (f), (g) or (l) of Section 10 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

                  "Solvent" and "Solvency" shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

                  "Sponsor" see the third recital to this Agreement.

                  "Subordinated Debt" shall mean the Senior Subordinated Notes, the Add-on Notes and any other Indebtedness of any Company that is subordinated to any other Indebtedness of such Company.

                  "Subordinated Debt Documents" shall mean, collectively, the Senior Subordinated Notes Indenture and each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Senior Subordinated Notes) and agreements (including registration rights agreements) evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with this Agreement.

                  "Subordination Provisions" see Section 10(o).

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

                  "Subsidiary Guarantor" shall mean each Subsidiary listed on
Schedule 1.01(b) and each direct and indirect Wholly Owned Subsidiary that guarantees the payment of the Obligations of Borrower under the Credit Documents pursuant to Section 9.20.

                  "Superior" shall mean Superior Engineered Products Corporation, a California corporation.

                  "Superior Acquisition" shall mean the potential acquisition by Borrower of all the outstanding Equity Interests of Superior.

                  "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

                  "Survey" shall mean a survey of any Mortgaged Real Property (and all improvements thereon) which is (a)(i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all material respects with Requirements of Law, (v) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and
(vi) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 9.12 or (b) otherwise reasonably acceptable to the Collateral Agent.

                  "Swap Contract" shall mean any agreement entered into in the ordinary course of business (as a bona fide hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, forward commodity purchase agreement, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18) but excluding all forward commitments for the purchase of materials and utilities used in the ordinary course of business of Borrower and its Subsidiaries and not for speculative purposes.

                  "Swing Loan Commitment" shall mean the obligation of the Swing Loan Lender to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $10.0 million, as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

                  "Swing Loan Lender" shall mean CIBC Inc. and its successors and assigns in such capacity.

                  "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment Termination Date.

                  "Swing Loan Note" shall mean the promissory notes provided for by Section 2.08(a)(iii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Swing Loans" see Section 2.01(d).

                  "Syndication Agent" see the introduction to this Agreement.

                  "Taxes" shall mean any and all present or future taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including, but not limited to, income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

                  "Tax Sharing Agreement" shall mean the Restated and Amended Tax Sharing Agreement, dated as of October 25, 2000, among D and W Holdings, Inc., Borrower and the direct and indirect Subsidiaries of Borrower signatory thereto, as amended in connection with the Transactions on or prior to the Closing Date, as such may be amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Term Loan Commitment" shall mean, for each Term Loan Lender, the obligation of such Lender to make on the Closing Date a Term Loan in an amount up to but not exceeding the amount recorded by the Administrative Agent in the Register on the Closing Date (as the same may be changed pursuant to Section 13.06(b)). The aggregate principal amount of the Term Loan Commitments on the Closing Date is $180.0 million.

                  "Term Loan Commitments" shall mean the aggregate sum of the Term Loan Commitment of all of the Term Loan Lenders.

                  "Term Loan Lenders" shall mean (a) on the Closing Date, the Lenders having Term Loan Commitments, and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 13.06(b).

                  "Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Term Loans" see Section 2.01(b).

                  "Test Date" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter included within any period set forth in the table for such Financial Maintenance Covenant and for the Senior Leverage Ratio, the last day of each fiscal quarter. Compliance with the Financial Maintenance Covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to Section 9.01(a)(ii) or (b) have been, or should have been, delivered for the applicable fiscal period.

                  "Title Company" shall mean a nationally recognized title company designated by the Collateral Agent.

                  "Title Policy" see Section 9.12.

                  "Total Debt" shall mean, at any date, and without duplication, the aggregate amount of Indebtedness of Borrower and its Consolidated Subsidiaries of the types described in clauses (a), (b), (c), (d), (e), (f), (h) and (j) of the definition of "Indebtedness" and all Guaranty Obligations of the Borrower and its Consolidated Subsidiaries in respect thereof as of such date and determined on a consolidated basis in accordance with GAAP.

                  "Total Leverage Ratio" shall mean, for any Test Date, the ratio of (x) the sum of Total Debt at such Test Date, excluding any debt incurred by any Company in connection with a financing pursuant to any Permitted Receivables Transaction which is outstanding at such Test Date, to (y) Consolidated EBITDA for the Measurement Period ended on or immediately prior to such Test Date.

                  "Transaction Documents" shall mean, collectively, the Merger Agreement (including all exhibits and schedules thereto), the Credit Documents and all other agreements furnished pursuant to or in connection with the Merger, the Consent Solicitations, the Refinancing, the Equity Financing and the issuance of the Add-on Notes, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

                  "Transactions" shall mean the Merger, the Refinancing, the initial borrowings of Loans under this Agreement, the issuance of the Add-on Notes, the Equity Financing, the Consent Solicitations and the payments of fees, commissions and expenses in connection with each of the foregoing.

                  "Type" see Section 1.03.

                  "UBSS" see the introduction to this Agreement.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Credit Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Credit Document and any UCC financing statement relating to such perfection or effect of perfection or non-perfection.

                  "Unutilized Revolving Credit Commitment" shall mean, for any Revolving Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time and (iii) with respect to the Swing Loan Lender only and only for purposes other than calculating any fee due pursuant to Section 2.05(a), the aggregate principal amount of Swing Loans then outstanding.

                  "U.S. Lender" see Section 5.06(b).

                  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  "Working Capital" shall mean an amount determined for Borrower and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness and the current portion of deferred tax assets or liabilities).

                  1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the Closing Date unless such modifications are agreed to by the parties hereto.

                  1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type." The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                  1.04. Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended," "amending" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions reasonably satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the Closing Date; and (viii) "asset" and "Property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

                  (b) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                  (c) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

                  Section 2. Commitments, Letters of Credit, Fees, Register, Prepayments and Replacement of Lenders.

                  2.01. Loans.

                  (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars during the period from but not including the Closing Date to but not including the date that is five days prior to the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall (i) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment at in effect at such time, or
(ii) the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of ABR Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

                  (b) Term Loans. Each Lender having a Term Loan Commitment severally agrees, on the terms and conditions of this Agreement, to make a single term loan (the "Term Loans") to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to its Term Loan Commitment (or if less than $180.0 million is requested pursuant to a notice of borrowing given pursuant to Section 4.05, its Term Loan Commitment multiplied by a fraction, the numerator of which is the amount of borrowing requested and the denominator of which is $180.0 million), such loan to be used to finance a portion of the Transactions and the Superior Acquisition and, in each case, to pay related fees and expenses; provided that any proceeds from the Term Loans in excess of $140.0 million shall be placed into the Escrow Account subject to release only upon satisfaction of the conditions set forth in Section 7.03. Subject to the terms and conditions of this Agreement, on and after the Closing Date, Borrower may Convert Term Loans of one Type into Term Loans of another Type (as provided in
Section 2.09) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.09). Term Loans that are repaid or prepaid may not be reborrowed.

                  (c) Limit on LIBOR Loans. No more than 10 separate Interest Periods in respect of LIBOR Loans of each Class may be outstanding at any one time. Unless consented to by the Lead Arrangers in their reasonable discretion, no LIBOR Loans (other than one month LIBOR Loans) may be made prior to the completion of the Primary Syndication.

                  (d) Swing Loans. Subject to the terms and conditions of this Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Closing Date to but excluding the date that is five days prior to the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect. (Such swing loans referred to in this Section 2.01(d) now or hereafter made by the Swing Loan Lender to Borrower from and including the Closing Date to but excluding the Swing Loan Maturity Date are hereinafter collectively called the "Swing Loans.") Prior to the Swing

Loan Maturity Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this
Section 2.01(d) or elsewhere in this Agreement, the Swing Loan Lender shall not be obligated, pursuant to this Section 2.01(d) or otherwise, to make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.01(d), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as ABR Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice,
(ii) the waiver of such Default by the Majority Lenders, or (iii) the Administrative Agent's good faith determination that such Default has ceased to exist. Swing Loans shall be made in minimum amounts of $100,000 and integral multiples of $50,000 above such amount.

                  Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit Lender's Revolving Credit Commitment)) an irrevocable participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender and the Revolving Credit Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash. In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall promptly distribute to each Revolving Credit Lender its pro rata share of such payment. In the event that any portion of any Swing Loan is not repaid when due, the Swing Loan Lender shall promptly notify the Administrative Agent and the Administrative Agent shall promptly, and in no event later than 1:00 p.m., New York time, two Business Days after its receipt of such notice, notify each Revolving Credit Lender in writing of the unreimbursed amount of such Swing Loan and of such Revolving Credit Lender's percentage of such unreimbursed amount (to be pro rata based upon the Revolving Credit Commitments). Each of the Revolving Credit Lenders shall make a Revolving Credit Loan in an amount equal to such percentage of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon (to the extent that there is availability under the Revolving Credit Commitments), and pay the proceeds thereof, in immediately available funds, directly to the Administrative Agent for the account of the Swing Loan Lender, not later than 1:00 p.m., New York time, on the next Business Day after the date such Revolving Credit Lender is notified by the Administrative Agent. Revolving Credit Loans made by the Lenders to repay unreimbursed Swing Loans pursuant to this subsection shall constitute Revolving Credit Loans hereunder, initially shall be ABR Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Credit Loans, except that such Revolving Credit Loans shall be made upon demand by the Administrative Agent as set forth above rather than upon notice by Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Credit Loans set forth in
Section 7.02 of this Agreement; provided, however that no Lender shall be obligated to make such Revolving Credit Loans if, prior to the date of the borrowing of the Swing Loan to be refunded, the Swing Loan Lender had received written notice from the Administrative Agent or any Lender of the existence and continuance of a Default or an Event of Default. Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to comply with this paragraph shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default (except as set forth in this paragraph), (3) any Material Adverse Change in the condition of any Company, (4) any breach or default of this Agreement or any of the Security Documents by any Person, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if (1) Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.02 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this Section 2.01(d).

                  2.02. Borrowings. Borrower shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit I. Promptly following receipt of a notice of borrowing in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan or Loans to be made by it as part of the requested borrowing. Not later than 1 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit Commitment Percentage. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account designated by Borrower.

                  2.03. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and documentary letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of Borrower or any Subsidiary which is an Obligor (provided, that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any such Subsidiary); provided, however, that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate principal amount of the Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding exceed at any time the Revolving Credit Commitments as in effect at such time,
(ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $20.0 million, (iv) the face amount of any Letter of Credit be less than $10,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance (or as otherwise agreed with the Issuing Lender) for documentary Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing

(but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date); provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender to terminate such Letter of Credit prior to each extension date, unless the Majority Revolving Credit Lenders have approved such expiry date in writing, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default in accordance with this Agreement or (z) the Administrative Agent's good faith determination that such Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

                  (a) Borrower shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a documentary Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof. Each Lender hereby authorizes, on the terms and conditions of this Agreement, the Issuing Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of the Issuing Lender, which may include an application for Letters of Credit. The Issuing Lender may refuse to issue any Letter of Credit the contents of which are not reasonably satisfactory to it provided that it notifies Borrower of the reasons for its refusal. If there is any conflict between the procedures required by the Issuing Lender and this Agreement, this Agreement shall govern.

                  (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

                  (c) Upon the making of any payment to the beneficiary of any Letter of Credit, the Issuing Lender shall promptly notify Borrower (through the Administrative Agent) of the amount paid by the Issuing Lender and the date on which payment was made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from the Issuing Lender. Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

                  (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise the Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

                  (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon not less than one Business Day's notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or Event of Default or (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender which has satisfied its obligations under clause (e) above (and the Administrative Agent shall promptly pay to each such Revolving Credit Lender), such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

                  (g) Borrower shall pay to the Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount (not less than $250) equal to
         (x) the rate per annum equal to the Applicable Margin for Revolving Credit Loans that are LIBOR Loans in effect from time to time, multiplied by (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date (or such $250 per annum fee to be paid on the date of issuance of the applicable Letter of Credit), and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to the Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower (and the Administrative Agent shall promptly pay to each such Revolving Credit Lender), an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause
         (g). In addition, Borrower shall pay to the Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to, in the case of standby Letters of Credit, 0.25% per annum multiplied by the original face amount, and, in the case of documentary Letters of Credit, 0.25% per annum multiplied by the average daily outstanding amount, in each case from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), and such other fees as may be agreed by Borrower and the Issuing Lender, such amount to be payable quarterly in arrears on each Quarterly Date, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this
         Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and
         (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to time) pursuant to Section 3.02(b)(y).

                  (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

                  (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof. At any time that the Issuing Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), the Issuing Lender may be replaced by Borrower with another Lender reasonably acceptable to the Administrative Agent upon notice to the Issuing Lender and the Administrative Agent. Upon any such replacement, the Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender and the replacement Issuing Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
         Section 2.03(g). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Credit Documents. The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting bad faith or gross negligence on the part of the Issuing Lender. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this
Section 2.03, the provisions of this Section 2.03 shall control.

                  2.04. Termination and Reductions of Commitments. (a) The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date. The aggregate amount of Revolving Credit Commitments shall be permanently reduced on the date any required prepayments described in Section 2.10(a) are required to be made in the amount specified in Section 2.10(b)(ii).

                  The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced to zero immediately after the making of the Term Loans on the Closing Date.

                  (a) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any)) (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided, however, that
(x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or a larger multiple of $1.0 million) or, if less, the remaining Revolving Credit Commitments.

                  (b) The Commitments once terminated or reduced may not be reinstated.

                  2.05. Fees. (a) Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (and the Administrative Agent shall promptly pay to each such Revolving Credit Lender) a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 0.500%; provided that at any time when the Total Leverage Ratio set forth in the Interest Rate Certificate most recently delivered by Borrower to the Administrative Agent is less than 2.75:1 such rate per annum shall be 0.375%. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date.

                  (a) Borrower agrees to pay to the Lead Arrangers and the Administrative Agent, for their own account, the fees in the amounts and on the dates set forth in the Fee Letter and the Incremental Fee Letter.

                  2.06. Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type. No Lender shall (unless required by law or if the failure to do so would adversely affect such Lender) change its Applicable Lending Office for LIBOR Loans if such change would increase Borrower's net costs or expenses hereunder materially (including withholding payments).

                  2.07. Several Obligations of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

                  2.08. Notes; Register. (a) (i) Each Revolving Credit Lender may request Notes to be issued in connection with its Revolving Credit Commitments by written notice to the Administrative Agent. The Revolving Credit Loans made or to be made by any Revolving Credit Lender who has requested a Note shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, payable to such Lender and otherwise duly completed.

                  (i) At the request of each Lender having Term Loan Commitments by written notice to the Administrative Agent, the Term Loans made by such Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-2, payable to such Lender and otherwise duly completed.

                  (ii) At the request of the Swing Loan Lender by written notice to the Administrative Agent, the Swing Loans made by the Swing Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-3, payable to the Swing Loan Lender and otherwise duly completed.

                  (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender to make any such recordation or endorsement or any error in making any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

                  (c) Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower and (solely with respect to its Commitments and Loans) any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  2.09. Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04, Borrower shall have the right to prepay Loans, in whole or in part, without penalty or premium, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by Section 5.05; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied to scheduled Amortization Payments on a pro rata basis. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit J.

                  Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

                  2.10. Mandatory Prepayments. (a) Borrower shall prepay the Term Loans (subject to Section 5.05, without penalty or premium) (and/or permanently reduce Revolving Credit Commitments) as follows (each such prepayment and reduction to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this Section 2.10):

                  (i) Casualty Events. On or prior to the third Business Day after the date on which any Company receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that (x) so long as no Event of Default then exists or would arise therefrom, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower has delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Available Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of Borrower and the Subsidiaries, in each case within 180 days following the date of the receipt of such Net Available Proceeds, (y) all such Net Available Proceeds shall be delivered to the Collateral Agent within 30 days of such receipt to be held in the Collateral Account and released therefrom only in accordance with Section 12, and (z) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans (or reduction of Revolving Credit Commitments) pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b), unless prior to such 180th day a Company shall have entered into a binding agreement to so use such Net Available Proceeds, in each case within 180 days after the date of such agreement (and if not so used, the Net Available Proceeds shall be applied as specified in Section 2.10(b)).

                  (ii) Equity Issuance. On or prior to the third Business Day after the date on which the Person consummating the relevant Equity Issuance receives any Net Available Proceeds from any such Equity Issuance that is consummated after the Closing Date, in an aggregate principal amount equal to 50% of such Net Available Proceeds; provided, however, that the Designated Equity Issuance Proceeds to the extent contemporaneously applied pursuant to Section 9.06(i) need not be so applied.

                  (iii) Debt Issuance. On or prior to the third Business Day after the date on which the Person consummating the relevant Debt Issuance receives any Net Available Proceeds from any such Debt Issuance that is consummated after the Closing Date, in an aggregate principal amount equal to 100% of such Net Available Proceeds.

                  (iv) Disposition Events. On or prior to the third Business Day after the date of receipt by any Company of any Net Available Proceeds from any Disposition Event on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided, however, that (x) the Net Available Proceeds from any Disposition Event pursuant to Section 9.06(g) and 25% of the Net Available Proceeds from any Disposition Event pursuant to Section 9.06(h) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Event of Default then exists or would arise therefrom and (2) Borrower delivers an Officer's Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary in each case within 180 days following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended), (y) all such Net Available

         Proceeds shall be delivered to the Administrative Agent within 30 days of such receipt to be held in the Collateral Account and released therefrom only in accordance with Section 12, and (z) if all or any portion of such Net Available Proceeds not so applied as provided herein is not so used within such 180 day period, such remaining portion shall be applied on the last day of such period as specified in
         Section 2.10(b), unless prior to such 180th day a Company shall have entered into a binding agreement to so use such Net Available Proceeds, in each case within 180 days after the date of such agreement (and if not so used, the Net Available Proceeds shall be applied as specified in Section 2.10(b)). Any interest income from Net Available Proceeds held in the Collateral Account shall be for the account of Borrower and, so long as no Default then exists and subject to Section 12, shall be delivered to Borrower (after deduction of customary administrative fees and expenses, if any) from time to time upon request by Borrower.

                  (v) Excess Cash Flow. Not later than 100 days after the end of each fiscal year of Borrower commencing with the fiscal year ending December 31, 2004, in an aggregate principal amount equal to (A) the excess of (x) 75% of Excess Cash Flow for such fiscal year less (y) an amount equal to all voluntary prepayments of Term Loans pursuant to
         Section 2.09 made from internally generated funds during such fiscal year if such fiscal year ends on or prior to December 31, 2005 or, if such fiscal year ends after December 31, 2005, the Total Leverage Ratio at the end of such fiscal year is greater than or equal to 3.0:1.0 (as evidenced in an Officer's Certificate delivered to the Administrative Agent), or (B) the excess of (x) 50% of Excess Cash Flow for such fiscal year less (y) an amount equal to all voluntary prepayments of Term Loans pursuant to Section 2.09 made from internally generated funds during such fiscal year if such fiscal year ends after December 31, 2005 and the Total Leverage Ratio at the end of such fiscal year is less than 3.0:1.0 (as evidenced in an Officer's Certificate delivered to the Administrative Agent).

                  (vi) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this
         Section 2.10(a), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

                  (vii) No Superior Acquisition. If the Superior Acquisition has not been consummated and the Escrowed Funds have not been released from the Escrow Account within 60 days after the Closing Date, the Escrow Agent shall apply the Escrowed Funds to repay the Term Loans on the 61st day after the Closing Date without any action by Borrower.

                  (b) Application. The amount of any required prepayments described in Section 2.10(a) shall be applied as follows:

                  (i) first, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans required by Section 3.01(b) pro rata to the remaining Amortization Payments thereof; and

                  (ii) second, after such time as no Term Loans remain outstanding, Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the aggregate principal amount of Swing Loans, plus the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, Borrower shall, first, prepay outstanding Swing Loans, second, prepay outstanding Revolving Credit Loans and, third, provide cover for Letter of Credit Liabilities in the manner provided by Section 2.10(d), in an aggregate amount equal to such excess.

                  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

                  (c) Revolving Credit Extension Reductions. Until the Revolving Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the Revolving Credit Commitments as in effect at such time, such amount to be applied, first, to Swing Loans, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding as specified in Section 2.10(d).

                  (d) Cover for Letter of Credit Liabilities. In the event that Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to the Collateral Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Collateral Agent in the LC Sub-Account until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  2.11. Replacement of Lenders. Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender") with one or more other Eligible Persons reasonably acceptable to the Lead Arrangers (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 13.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that
(i) at the time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements in accordance with Section 13.06(b) (and with all fees payable pursuant to Section
13.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests for, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of
(A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's

Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the applicable assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  Section 3. Payments of Principal and Interest.

                  3.01. Repayment of Loans.

                  (a) Revolving Credit and Swing Loans. Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

                  (b) Term Loans. Borrower hereby promises to pay to the Administrative Agent for the account of the Term Loan Lenders, in repayment of the principal of the Term Loans, the amounts set forth on Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

                  3.02. Interest. (a) Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan (including Loans the proceeds of which are placed in the Escrow Account) made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

                  (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin; and

                  (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.

                  (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other overdue amounts owed by any Obligor under the Credit Documents (including such interest accruing before and after judgment) shall bear interest at a rate per annum equal to (x) in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans and (y) in the case of interest and such other amounts, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

                  (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

                  Section 4. Payments; Pro Rata Treatment; Computations; Etc.

                  4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, setoff or counterclaim, to the Administrative Agent at its account at the Principal Office, not later than 1 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (a) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to
Section 4.02, may determine to be appropriate).

                  (b) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by the Administrative Agent or by the Issuing Lender (through the Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by the Administrative Agent or by the Issuing Lender (through the Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by the Administrative Agent or by the Issuing Lender (through the Administrative Agent), as the case may be, prior to 1 p.m. (New York time) on any day, on such day and (y) if the payment was actually received by the Administrative Agent or by the Issuing Lender (through the Administrative Agent), as the case may be, after 1 p.m. (New York time) on any day, by 2:00 p.m. (New York time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by the Administrative Agent or by the Issuing Lender (through the Administrative Agent), as the case may be, the Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date the Administrative Agent pays such Lender the amount).

                  (c) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; provided, however, that Swing Loans shall be made only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(d)); (b) except as otherwise provided in
Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  4.03. Computations. Interest on LIBOR Loans and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

                  4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10, Conversions or prepayments made pursuant to Section
5.04 and borrowings hereunder to finance any payment made in respect of a Letter of Credit, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are in Section 2.01(d)) shall be in an amount at least equal to $500,000 (or, if less, the remaining aggregate principal amount thereof) with respect to ABR Loans and $1,000,000 (or, if less, the remaining aggregate principal amount thereof) with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

                  4.05. Certain Notices. Notices by Borrower to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than the New York time specified in the table below on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                 NOTICE PERIODS

Notice                                                                    Number of Business Days Prior
------                                                                    -----------------------------
Termination or reduction of Commitments                                           3 (1:00 p.m.)

Borrowing or optional prepayment of, or Conversions into, ABR
Loans (other than Swing Loans)                                                    1 (11:00 a.m.)

Borrowing or optional prepayment of, Swing Loans                      0 (i.e., same day notice) (1:00 p.m.)
Borrowing or optional prepayment of, Conversions into,
Continuations as, or duration of Interest Periods for, LIBOR
Loans                                                                             3 (11:00 a.m.)

                  Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Unless otherwise consented to by CIBC World Markets in its sole discretion, prior to the date on which Borrower has been notified by CIBC World Markets that the Primary Syndication has been completed, no borrowing or Continuation of or Conversion into any LIBOR Loan may be made having an Interest Period other than one month. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan. In the event that Borrower fails to select an Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 4.05, such Interest Period shall be for one month.

4.06. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

                  (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

                  (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to the Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

                  4.07. Right of Setoff; Sharing of Payments; Etc. (a) Each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

                  (a) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

                  (b) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (c) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5. Yield Protection, Etc.

                  5.01. Additional Costs. (a) If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the Closing Date:

                  (i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by or expressly excluded from coverage by Section 5.06 and changes in the rate of tax on the overall net income or taxable income for any applicable minimum tax or alternative minimum tax of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender or Issuing Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender or Issuing Lender, upon its written demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable; provided, however, that a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.11 or
13.06 that was already a Lender hereunder immediately prior to such assignment or transfer shall be entitled to additional amounts pursuant to this Section
5.01 on the assigned or transferred interest only to the same extent as the assignor Lender. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or Issuing Lender, through the Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) In the event that any Lender or Issuing Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental

Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to Borrower (with a copy to the Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction.

                  (c) Each Lender (and Issuing Lender) shall notify Borrower of any event that will entitle such Lender (or Issuing Lender, as the case may be) to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 90 days after such Lender (or Issuing Lender, as the case may be) obtains actual knowledge thereof; provided, however, that (i) if any Lender (or Issuing Lender, as the case may be) fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender (or Issuing Lender, as the case may be) shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Lender (or Issuing Lender, as the case may be) does give such notice and (ii) each Lender (or Issuing Lender, as the case may be), will designate a different Applicable Lending Office for the Loans of such Lender (or the Letters of Credit, as the case may be) affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender (or Issuing Lender, as the case may be), be disadvantageous to such Lender (or Issuing Lender, as the case may be). Each Lender (or Issuing Lender, as the case may be) will furnish to Borrower at the time of request for compensation under paragraph (a) or (b) of this Section 5.01 a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

                  5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

                  (i) the Administrative Agent determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Loan Lenders, determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then the Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans (but shall make their portion of any additional Borrowings as ABR Loans), to Continue LIBOR Loans or to Convert ABR Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans of such affected Lenders or Convert such Loans of such affected Lenders into ABR Loans in accordance with Section 2.09.

                  5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Issuing Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or Issuing Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or Issuing Lender), then such Lender or Issuing Lender shall promptly notify Borrower thereof (with a copy to the Administrative Agent) and such Lender's or Issuing Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or Issuing Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

                  5.04. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to the Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

                  (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

                  (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05. Compensation. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

                  (a) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to the Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  5.06. Net Payments. (a) All payments made by Borrower or any Guarantor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any Covered Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees (on a joint and several basis) to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes (including any covered Taxes attributable to any amounts under this Section 5.06), will not be less than the amount provided for herein or in such Note or Guarantee. Borrower and each Guarantor, as the case may be, will furnish to the Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender or Administrative Agent, as the case may be, evidencing such payment by Borrower or any Guarantor. Borrower and the Guarantors agree (jointly and severally) to indemnify and hold harmless each Lender, and the Administrative Agent and reimburse such Lender or Administrative Agent, promptly upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender or Administrative Agent and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if any Obligor determines in good faith that a reasonable basis exists for contesting any Covered Taxes or Other Taxes for which an increase in the amount of such payment is made or for which indemnification has been demanded pursuant to this Section 5.06, such Lender or the Administrative Agent, as applicable, shall cooperate with such Obligor in challenging such Covered Taxes or Other Taxes at such Obligor's expense if so requested by such Obligor in writing.

                  "Excluded Taxes" shall mean any Tax (other than any Other Taxes) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business (other than a business deemed to arise solely from the transactions contemplated herein) or any subdivision thereof or therein.

                  (a) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-U.S. Lender") agrees to deliver to Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.11 or 13.06 (unless the respective Non-U.S. Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party (or successor forms) certifying to such Non-U.S. Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, an exemption at least as extensive as the assigning Lender), or (ii) if the Non-U.S. Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit L (any such certificate, a "Section 5.06 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, an exemption at least as extensive as the assigning Lender). At the request of Borrower, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "U.S. Lender"), other than a U.S. Lender that is a corporation or financial institution (an "Exempt Lender"), agrees to deliver to Borrower and the Administrative Agent as soon as practicable after the Closing Date, or in the case of a U.S. Lender that is not an Exempt Lender and that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.11 or 13.06 (unless the respective U.S. Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such U.S. Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form) in order to demonstrate such Lender's entitlement to a complete exemption from United States back-up withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN, and a Section 5.06 Certificate, or Form W-9 (if a Form W-9 was previously provided to Borrower and the Administrative Agent pursuant to Borrower's request), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b). Notwithstanding, anything to the contrary in this Section 5.06, no Lender shall be required under this Section 5.06(b) to deliver any such form or certificate if a change any applicable law, treaty, regulation, or administrative order, notice or pronouncement, or in the official interpretation thereof, has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Neither Borrower nor any Guarantor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 13.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

                  (b) In addition, Borrower agrees to pay and indemnify and hold harmless each Lender and Administrative Agent from any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or the Notes or Guarantee, and all interest and penalties or similar liabilities and related expenses with regard thereto (hereinafter referred to as "Other Taxes").

                  (c) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if it would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue; provided, however, that such change of the Applicable Lending Office, and the filing of any certificates or forms contemplated by the immediately succeeding sentence, would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Each Lender shall submit to Borrower or any applicable Governmental Authority all certificates or forms relating to Taxes reasonably requested of it by Borrower pursuant to applicable provisions of the Code, treaties or regulations; provided that no Lender shall have any obligation under this paragraph (d) with respect to any Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

                  (d) If Borrower or any Guarantor pays any amount under this
Section 5.06 to a Lender and such Lender determines in its sole and absolute discretion that it has actually received in connection therewith any refund (a "Refund"), such Lender shall pay to such Borrower or such Guarantor, as the case may be, an amount that the Lender shall, in its sole and absolute discretion, determine is equal to the net of all out-of-pocket expenses and after tax, which was obtained by the Lender as a consequence of such Refund; provided, however, that (i) Borrower and the Guarantors (jointly and severally), upon the request of the applicable Lender, agree to repay as soon as reasonably practicable the amount paid over to such Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority, or such Lender loses the benefits of the Refund in question; (ii) such Lender shall not be required to make any payment under this Section 5.06(e) if an Event of Default shall have occurred and be continuing; (iii) any taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Refund with respect to which such Lender has made a payment to Borrower or any Guarantor pursuant to this Section 5.06(e) shall be treated as a tax for which Borrower or any Guarantor is obligated to indemnify such Lender pursuant to this Section 5.06 without any exclusions or defenses; and (iv) nothing in this Section 5.06(e) shall require the Lender to disclose any confidential information to Borrower or any Guarantor (including its tax returns).

                  Section 6. Guarantee.

                  6.01. The Guarantee. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Lender, Issuing Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other Obligations from time to time owing to the Lenders, Indemnitees, Issuing Lender or Agents by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit

Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02. Obligations Unconditional. The obligations of the Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

                  (v) the release of any other Guarantor.

                  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Issuing Lender or any Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Issuing Lender, any Lender or any Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Issuing Lender, Lenders and Agents shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Issuing Lender, Lenders and Agents, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Issuing Lender, Lenders or Agents or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  6.03. Reinstatement. The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise (and whether as a result of any demand, settlement, litigation or otherwise). The Guarantors jointly and severally agree that they will indemnify the Issuing Lender, each Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Issuing Lender, such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

                  6.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash and all Commitments of the Lenders under this Agreement have expired or been terminated. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations and expiration or termination of all Commitments of the Lenders under this Agreement collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lead Arrangers, the Agents, the Issuing Lender and the Lenders and be paid over to the Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

                  6.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

                  6.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

                  6.07. Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 7. Conditions Precedent.

                  7.01. Effectiveness of Credit Agreement and Initial Extension of Credit Under the Credit Agreement. The effectiveness of the Credit Documents and the obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

                  (i) Documentation and Evidence of Certain Matters. The Administrative Agent shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender or the Lead Arrangers, as the case may be) in form and substance:

                           (1) Corporate Documents. Certified true and complete
                  copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Person to become an Obligor on the Closing Date and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

                           (2) Officer's Certificate. An Officer's Certificate
                  of Borrower, dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.02(i) and to the effect that all conditions precedent to the making of such extension of credit have been satisfied (except to the extent that any such condition is required to be satisfactory to, or determined by, any Agent, the Lead Arrangers, the Lenders or the Majority Lenders).

                           (3) Opinions of Counsel. (i) Opinion of Mayer, Brown,
                  Rowe & Maw LLP, counsel to the Obligors, substantially in the form of Exhibit G, and (ii) opinions of local counsel to the Obligors in the states of Alabama, Connecticut and Colorado reasonably acceptable to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                           (4) The Credit Agreement. This Agreement, (i)
                  executed and delivered by a duly authorized officer of each Obligor with a counterpart for each Lender, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

                           (5) Notes. The Notes, duly completed and executed for
                  each Lender that has requested Notes by written notice to the Administrative Agent prior to the Closing Date.

                           (6) Solvency Certificate. A certificate from the
                  chief financial officer of Borrower substantially in the form of Exhibit M, in form and substance reasonably satisfactory to the Administrative Agent with respect to the Solvency of Borrower (on a consolidated basis) immediately after giving effect to the Transactions.

                           (7) Insurance. A copy of, or a certificate as to
                  coverage under, the insurance policies required by Section
                  9.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                           (8) Transaction Documents, etc. Copies of each of the
                  Transaction Documents (as well as all other closing documentation executed or delivered in connection therewith), any management or similar agreement entered into by any Obligor or any executive officer or director thereof with the LLC, Holdings or any of their Affiliates, and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof and each in form and substance reasonably satisfactory to the Lead Arrangers.

                           (9) Financial Statements. The following documents
                  satisfactory to the Lenders: a pro forma consolidated balance sheet and related statement of income for Borrower and its Subsidiaries (the "Pro Forma Financial Statements"), as well as pro forma levels of EBITDA and other operating data (the "Pro Forma Data"), for the fiscal year ended December 31, 2002, and the nine and twelve month periods ended September 30, 2003, in each case after giving effect to the Transactions; provided that no such balance sheet need be delivered as of December 31, 2002. The Pro Forma Financial Statements and the Pro Forma Data shall be consistent in all material respects with the sources and uses for the Transactions and the forecasts previously provided to the Lenders. The Pro Forma Financial Statements shall be certified by the chief financial or accounting Responsible Officer of Borrower.

                  (ii) Date of Closing. Such extension of credit shall be made on or before December 15, 2003 or, if earlier, the termination date of the Merger Agreement, as set forth in the Merger Agreement.

                  (iii) Consummation of Transactions. (a) The Transactions shall have been or shall simultaneously be consummated in accordance with the terms hereof and the terms of each Transaction Document and the other documentation therefor, without any waiver or amendment thereof which is material or otherwise adverse to the Lenders, unless consented to by the Lead Arrangers.

                  (a) The LLC shall have received not less than $265.0 million in cash from the Equity Financing from the Equity Investors, which cash shall have been contributed to Acquisition Sub and used by Acquisition Sub to fund a portion of the Transactions. The terms of and documentation for the Equity Financing shall be reasonably satisfactory to the Lead Arrangers.

                  (b) Borrower shall have received not less than $50.0 million of gross proceeds from the issuance of the Add-on Notes. The terms of and documentation for the Add-on Notes shall be reasonably satisfactory in form and substance to the Lead Arrangers.

                  (c) The Lead Arrangers shall have reviewed, and be reasonably satisfied with, the ownership, corporate, legal, tax, management and capital structure of the LLC, Holdings, Borrower and their respective Subsidiaries (after giving effect to the Transactions) and any securities issued, and any indemnities, employment and other arrangements entered into, in connection with the Transactions.

                  (iv) Good Standing Certificates. The Administrative Agent shall have received from each Obligor a copy of a good standing certificate (from such Obligor's jurisdiction of organization and each jurisdiction in which such Obligor is qualified to do business) dated a date reasonably close to the Closing Date and, from each Obligor's jurisdiction of organization only, a bring-down good standing certificate dated the date prior to the Closing Date.

                  (v) No Other Debt or Preferred Stock. All Indebtedness of the Obligors identified on Schedule 7.01(v), together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be reasonably necessary in connection therewith. All of the PIK Notes shall have either been (a) redeemed or repurchased and be no longer outstanding or (b) called for redemption and sufficient funds for such redemption shall have been irrevocably deposited with the trustee for the PIK Notes in accordance with the terms of the indenture for the PIK Notes. The Old Interest Rate Agreement shall have been terminated on or prior to the Closing Date. After giving effect to the Transactions, none of the LLC, Holdings or any of their respective Subsidiaries shall have outstanding any Indebtedness or Preferred Stock, other than Indebtedness under (a) this Agreement, (b) the Senior Subordinated Notes, (c) the Add-on Notes, (d) Indebtedness under the A/R Facility and (e) other Indebtedness permitted under this Agreement and identified to the Lead Arrangers.

                  (vi) Tax Sharing Agreement. The Tax Sharing Agreement shall be in full force and effect in form and substance reasonably satisfactory to the Lead Arrangers.

                  (vii) [Reserved].

                  (viii) A/R Facility. The maturity of the A/R Facility shall have been extended by at least three years on terms reasonably acceptable to the Lead Arrangers.

                  (ix) No Material Adverse Effect. There shall not have occurred since December 31, 2002 any event or circumstance which has had or could be reasonably expected to have (a) a Material Adverse Effect, (b) a material adverse effect on the ability of the Obligors to consummate, in a timely manner, the Transactions or (c) an adverse effect on the legality, binding effect or enforceability of any material provision of any of the Transaction Documents or the Transactions.

                  (x) [Reserved].

                  (xi) Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required and all applicable appeal periods shall have expired. There shall be no governmental or judicial action or Proceeding, actual or threatened, that has had the effect of (or could reasonably be expected to have the effect of) restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby.

                  (xii) Payment of Fees and Expenses of Agents. All accrued fees (including without limitation fees under the Fee Letter and the Incremental Fee Letter) and expenses (including without limitation the reasonable fees and expenses of Cahill Gordon & Reindel LLP, special counsel to both the Lead Arrangers and the Agents (and appropriate local counsel in respect of security interest matters) and the fees and expenses of appraisers, consultants and other advisors) of the Lead Arrangers and the Agents in connection with the Credit Documents shall have been paid, in the case of expenses to the extent invoiced through the Closing Date.

                  (xiii) Compliance with Applicable Laws. The Transactions and the extensions of credit under this Agreement shall be in compliance in all material respects with all applicable laws and regulations (including Regulations T, U and X). The LLC, Holdings and their respective Subsidiaries shall be in compliance, in all material respects, with all applicable foreign and U.S. federal, state and local laws and regulations, including all applicable Environmental Laws.

                  (xiv) Personal Property Requirements. The Collateral Agent shall have received:

                           (a) the Security Agreement duly executed by the
                  Obligors;

                           (b) all certificates, agreements or instruments
                  representing or evidencing the Pledged Securities and the Intercompany Notes (each as defined in the Security Agreement) accompanied by instruments of transfer and stock powers endorsed in blank;

                           (c) control agreements with respect to each Deposit
                  Account and Securities Account (as such terms are defined in the Security Agreement) listed on Schedule 7.01(xiv)(c) and all other certificates, acknowledgments, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent's security interest in all Chattel Paper, all Instruments and all Investment Property of each Obligor (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

                           (d) UCC termination statements and UCC financing
                  statements in appropriate form for filing under the UCC, filings with the United States Patent, Trademark and Copyright offices and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral

                  Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

                           (e) certified copies of UCC, tax and judgment lien
                  searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions listed on Schedule 4(a) annexed to the Perfection Certificate dated December 10, 2003, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than those relating to Liens acceptable to the Collateral Agent or those that will be terminated pursuant to UCC termination statements described in clause (d) above);

                           (f) with respect to each lease set forth on Schedule
                  7.01(xiv)(f), such Obligor shall use its commercially reasonable efforts to obtain a Landlord Access Agreement in the form of Exhibit P or such other form reasonably acceptable to the Collateral Agent from the landlord thereunder; and

                           (g) payment (or arrangement for payment in a manner
                  reasonably acceptable to the Collateral Agent) by the Obligors of all applicable recording taxes, fees, charges, costs and expenses required for the filings contemplated by clause (d) above.

                  (xv) Conditions Relating to Real Property. On or prior to the Closing Date, each Obligor shall have caused to be delivered to the Collateral Agent, on behalf of the Creditors, copies of all Leases with respect to any Real Property in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any.

                  (xvi) Other Matters. The Administrative Agent and the Lenders shall have received such other legal opinions, corporate documents and other instruments and/or certificates as the Administrative Agent or the Majority Lenders may request in their reasonable discretion.

                  (xvii) Escrow Agreement. If the initial extension of credit consists of Term Loans in excess of $140.0 million, the Escrow Agreement shall have been executed and delivered by Borrower and the terms and conditions of the Escrow Agreement shall be reasonably satisfactory to the Lead Arrangers.

                  (xviii) Officer's Certificate. A Officer's Certificate dated the Closing Date stating that as of the Closing Date:

                           (a) None of the execution, delivery and performance
                  by each of the Obligors of any Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (a) any Organic Document of any Company, or (b) any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company, or
                  (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing (other than (i)(a)) which is not (either individually or in the aggregate) reasonably likely to have a Material Adverse Effect.

                           (b) Each of the Obligors has all necessary corporate
                  power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each of the Obligors of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; each of the Transaction Documents to which it is a party when executed and delivered by such Obligor will constitute, its legal, valid and binding obligation, enforceable against each of the Obligors in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (c) No authorizations, approvals or consents of, and
                  no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Transaction Documents to which it is a party or for the legality, validity or enforceability thereof or for the consummation of the transactions therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and, in connection with the Transactions, except for consents, filings and authorizations that have been maintained or made and are in full force and effect.

                           (d) There does not exist any judgment, order or
                  injunction prohibiting or imposing material adverse conditions upon any of the Transactions or the performance by any Obligor of its obligations under the Transaction Documents.

                  (xix) Financial Officer Certificate. A certificate dated the Closing Date signed by the Chief Financial Officer of Borrower stating that as of the Closing Date:

                           (a) Borrower has heretofore furnished to the Lenders
                  the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower (i) as of and for the fiscal years ended December 31, 2002, 2001 and 2000, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the three, six and nine month periods ended March 31, June 30 and September 30, 2003 and for the comparable periods of the preceding fiscal year. Such financial statements have been prepared in accordance with GAAP consistently applied and present fairly and accurately the financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods.

                           (b) The financial statements delivered pursuant to
                  Section 7.01(i)(9) have been prepared in good faith by the Obligors, based on the assumptions stated therein (which assumptions are believed by the Obligors on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Obligors as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and present fairly on a pro forma basis the estimated consolidated financial position and results of operations of Borrower as of and for such dates, assuming that the Transactions had actually occurred at such dates, subject to period end audit adjustments that would be made in audited financial statements.

                           (c) Except as set forth in the financial statements
                  or other information referred to in Section 7.01(xix)(a), as of the Closing Date there are no material liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, other than:

                                    (i) liabilities incurred in the ordinary
                           course of business consistent with past practice since December 31, 2002 which in the aggregate are not reasonably likely to have a Material Adverse Effect; and

                                    (ii) liabilities under this Agreement and
                           the other Credit Documents or the Transaction Documents or liabilities incurred in connection with the transactions contemplated hereby.

                  7.02. Initial and Subsequent Extensions of Credit Under This Agreement. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing on the Closing Date) is subject to the further conditions precedent that:

                  (i) No Default; Representations and Warranties True. Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

                           (a) no Default shall have occurred and be continuing;
                  and

                           (b) the representations and warranties made by the
                  Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                  (ii) No Legal Bar. The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                  (iii) No Material Adverse Change. Since December 31, 2002, there shall not have been any Material Adverse Change with respect to Holdings and its Subsidiaries taken as a whole.

                  7.03. Release from Escrow Account. The obligation of the Collateral Agent to instruct the Escrow Agent to release the Escrowed Funds from the Escrow Account shall be subject to the conditions precedent that:

                  (i) No Event of Default. Both immediately prior to such release and also after giving pro forma effect thereto and to the intended use of the Escrowed Funds no Event of Default shall have occurred and be continuing.

                  (ii) No Legal Bar. Such release and the use of proceeds of the Escrowed Funds shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                  (iii) Superior Acquisition. The Lead Arrangers shall have reviewed, and be reasonably satisfied with, the final terms and conditions and the documentation relating to the Superior Acquisition (including, without limitation, the amount and form of the financing thereof). The Superior Acquisition shall be consummated on or before the date that is 60 days following the Closing Date in accordance with such documentation without any material, or otherwise adverse to the Lenders, waiver or amendment thereof unless consented to by the Lead Arrangers.

                  (iv) Due Diligence. As of the date that, except for the release of the Escrowed Funds, Borrower is prepared to consummate the Superior Acquisition, no facts or information concerning Superior shall have become known to the Lenders which, after giving effect to the consummation of the Superior Acquisition, would reasonably be expected to have a Material Adverse Effect.

                  7.04. Certifications. (a) Each notice of borrowing or request for the issuance of a Letter of Credit or release of the Escrowed Funds by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in Section 7.02(i) or Section 7.03(i), as applicable (both as of the date of such notice or request and, unless Borrower otherwise notifies Administrative Agent prior to the date of such borrowing, issuance or release, as of the date of such borrowing, issuance or release).

                  (a) Each notice submitted by Borrower hereunder for an extension of credit or release of the Escrowed Funds hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date, date of issuance of a Letter of Credit or release of the Escrowed Funds, as applicable, that the applicable conditions in Sections 7.01, 7.02 and 7.03 have been satisfied or waived in accordance with the terms hereof.

                  Section 8. Representations and Warranties.

                  Each of the Obligors represents and warrants to the Creditors that, on the Closing Date and at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions contemplated to occur on such date (including the Transactions)):

                  8.01. Corporate Existence. Each Obligor and each Subsidiary:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  8.02. Financial Condition; Etc. Except as set forth in the financial statements referred to in Section 7.01(xix)(a), since December 31, 2002, there has been no Material Adverse Effect or any event, change or circumstance which could reasonably be expected to cause or evidence, either individually or together with any other events, changes and circumstances, a Material Adverse Effect.

                  8.03. Litigation. Except as disclosed on Schedule 8.03, there is no Proceeding pending against, or to the knowledge of any Company threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority that has a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company in accordance with the plaintiff's demands, is reasonably likely to have (individually or in the aggregate) a Material Adverse Effect.

                  8.04. No Breach; No Default. (a) None of the execution, delivery and performance by each of the Obligors of any Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (a) any Organic Document of any Company, or (b) any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company, or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing (other than (i)(a)) which is not (either individually or in the aggregate) reasonably likely to have a Material Adverse Effect.

                  (a) No Company is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which is likely to have (individually or in the aggregate) a Material Adverse Effect.

                  (b) No Default has occurred and is continuing.

                  8.05. Action. Each of the Obligors has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each of the Obligors of each Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each of the Obligors and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each of the Obligors in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Obligor of the Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  8.07. Representations and Warranties in Transaction Documents. The representations and warranties of each Company set forth in each Transaction Document were, in each case, true and correct in all material respects as of the time such representations and warranties were made or deemed made. As of the Closing Date, to the best knowledge of each Company, the representations and warranties of each party other than the Companies to each Transaction Document contained therein were true and correct in all material respects on the date made.

                  8.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability could be reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect. Each Company is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan maintained by such Company. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

                  Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where failure to do so would not be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary have incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan which could reasonably be expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of Borrower or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is, and which collectively are, reasonable, did not exceed the current value of the assets of such Foreign Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan, to the extent such obligations are material, are properly accrued.

                  8.09. Taxes. (i) Each Company has timely filed or caused to be timely filed all U.S. federal income tax returns and all other returns, statements, forms and reports for taxes (the "Returns"), domestic or foreign, required to be filed by it, except for those returns the failure of which to be filed would not reasonably be expected to have a Material Adverse Effect, and has timely paid all Taxes payable by it which have become due or any assessments made against it or any of its Property and all other Taxes, fees or other charges imposed on it or any of its Property (including the Mortgaged Real Property) by any Governmental Authority (other than those which, in the aggregate, are not substantial in amount or those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Company, as the case may be, and which contested Tax individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect); the Returns accurately reflect in all material respects all liability for Taxes of the relevant Company for the periods covered thereby; and no Tax lien has been filed (except with respect to taxes not yet due and payable) and, to the best knowledge of the Obligors, no action, suit, proceeding, investigation, audit or claim is being asserted or has been threatened in writing or otherwise by any authority with respect to any such Tax, fee or other charge, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) no Company has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of any Company.

                  8.10. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. No Company is an "investment company," or a company "controlled" by an "investment company," within the meaning of the United States Investment Company Act of 1940, as amended. No Company is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

                  8.11. Environmental Matters. Except as disclosed on Schedule
8.11 and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Company is in compliance with and in the last two years has been in compliance with, and is not subject to liability under, any Environmental Laws applicable to it and there are no Environmental Laws which would reasonably be expected to result in material expenditures by any Company, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Company; (ii) no Company has received written notice that it or any of its predecessors in interest has been or may be identified as a potentially responsible party under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental Law, nor has any Company received notice that any Hazardous Materials that it or any of its predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Company, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law; (iii) no properties now or formerly owned, leased or operated by any Company or any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or
(y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Company or any of its predecessors in interest is bound, which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Company under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by any Company; (vi) there has been no Release or threat of Release of Hazardous Material at, on, from, under or affecting any real property now or previously owned, operated or leased by any Company or, to the knowledge of the Obligors, any predecessor in interest; and (vii) no Company is subject to any Environmental Claim and, to the knowledge of the Obligors, no Environmental Claim is threatened.

                  8.12. Environmental Investigations. All material environmental investigations, studies, audits, assessments and data which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or Property of any Company or any of their respective predecessors in interest or (ii) to any facility, Property or other asset now or previously owned, operated, leased or used by any Company or any of their respective predecessors in interest have been made available to the Lead Arrangers and the Lenders.

                  8.13. Use of Proceeds. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Borrower will use the proceeds of (A) all Term Loans made on the Closing Date to finance in part the Transactions and, if consummated, the Superior Acquisition, and, in each case, to pay related fees and expenses and (B) all Revolving Credit Loans for working capital and general corporate purposes of Borrower and its Subsidiaries.

                  Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower only or of Borrower and its Consolidated Subsidiaries) will be Margin Stock. If requested by any Lender or the Lead Arranger, Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  8.14. Subsidiaries. As of the Closing Date (after giving effect to the Transactions), none of Borrower or Holdings has any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth on Schedule 8.14. Borrower and Holdings own, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of their respective Subsidiaries, partnerships or joint ventures listed on Schedule 8.14 as set forth on such Schedule. Except as set forth on Schedule 8.14, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower or Holdings free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents. Holdings does not have any direct equity interest in any Person other than Borrower.

                  8.15. Properties. Each of the Companies (i) has good title to and beneficial ownership of all Property owned by it, including all the Property reflected in the most recent financial statements provided hereunder (except Property sold or otherwise disposed of since the date thereof in the ordinary course of business or as otherwise not prohibited by the Credit Documents), or acquired after the date thereof, free and clear of all Liens, except Permitted Liens and (ii) is the lessee of all leasehold estates and, except as disclosed on Schedule 8.15, is in possession of the Properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of the Obligors, the lessor. Title to all Property of any Company is held by such Company free and clear of all Liens except for Permitted Liens. The Real Property listed on Schedule 8.15 constitutes, as of the Closing Date, all of the Real Property owned or leased by any Company as of the Closing Date and such schedule describes the type of interest therein held by such Company.

                  8.16. Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Creditors, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Lien created by the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than the Intellectual Property Collateral (as defined in the Security Agreement)), in each case subject to no Liens other than Permitted Liens (it being understood that no representation is being made as to the perfection of any Lien or security interest under laws other than those of the United States or any state thereof).

                  (a) When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Lien created by such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in such Security Agreement), in each case subject to no Liens other than Permitted Liens.

                  (b) Each Mortgage executed and delivered by the relevant Obligor pursuant to Sections 9.12 and 9.13 will be effective to create, in favor of the Collateral Agent, for the benefit of the Creditors, a legal, valid and enforceable first priority Lien on and security interest in all of the Obligors' right, title and interest in and to the Mortgaged Real Properties thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 9.12 and 9.13, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Obligors in the Mortgaged Real Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Liens reasonably acceptable to Collateral Agent.

                  (c) Each Security Document delivered pursuant to Sections 9.12 and 9.13 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Creditors, a legal, valid and enforceable security interest in and Lien on all of the Obligors' right, title and interest in and to the Collateral thereunder, and when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law or the Collateral Agent obtains control of the Collateral, as applicable, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

                  8.17. Licenses and Permits; Compliance with Laws. The Companies hold all governmental permits, licenses, authorizations, consents and approvals necessary for the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain is not reasonably likely to have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect.

                  Each Company is in material compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority in all jurisdictions in which it is presently doing business, and each Company will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which it may then be doing business, in each case other than those the non-compliance with which would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the performance by any Obligor of its obligations under the Credit Documents and all applicable laws.

                  8.18. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor in connection

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with the negotiation, preparation or delivery of this Agreement and the other
Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to any information memorandum distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by Borrower or any Company but in each case excluding all projections, whether prior to or after the Closing Date, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  8.19. Solvency; Etc. The Companies, taken as a whole, are Solvent.

                  8.20. Contracts. No Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect. Schedule 8.20 accurately and completely lists (x) all agreements, if any, among the stockholders (or any of their Affiliates other than any Company) of Holdings or the LLC on the one hand and any Company on the other in effect on the date hereof and (y) all material agreements which are in effect on the date hereof in connection with the conduct of the business of the Companies.

                  8.21. Labor Matters. Set forth on Schedule 8.21 is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Company as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of any Company on the date indicated on Schedule 8.21. Except as set forth on Schedule 8.21, there are no strikes or other labor disputes against any Company pending or, to the knowledge of any Obligor, threatened which could reasonably be expected to result in a Material Adverse Effect.

                  8.22. Intellectual Property.

                  (a) Ownership/No Claims. Each Company owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 8.22, no claim has been asserted and is pending against any Company by any person challenging or questioning any Company's use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Obligor know of any valid basis for any such claim. To each Obligor's knowledge, the use of such Intellectual Property by each Company does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Registrations. Except pursuant to licenses and other user agreements entered into by each Obligor in the ordinary course of business that are listed on Schedules 13(a) and 13(b) annexed to the Perfection Certificate, on and as of the date hereof (i) each Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark (as such terms are defined in the Security Agreement) listed on Schedules 13(a), 13(b), 13(c) and 13(d) annexed to the Perfection Certificate and (ii) all registrations listed on Schedules 13(a), 13(b), 13(c) and 13(d) annexed to the Perfection Certificate are valid and in full force and effect.

                  (c) No Violations or Proceedings. To each Obligor's knowledge, on and as of the date hereof, (i) except as set forth on Schedule 8.22, there is no material violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed on Schedules 13(a), 13(b), 13(c) and 13(d) annexed to the Perfection Certificate, respectively, pledged by it under the name of such Obligor, (ii) such Obligor is not infringing upon any Copyright, Patent or Trademark of any other person other than such infringement that, individually or in the aggregate, would not (or would not reasonably be expected to) result in a Material Adverse Effect on the value or utility of the Intellectual Property or any portion thereof material to the use and operation of the Collateral and (iii) no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth on Schedule 8.22.

                  Section 9. Covenants.

                  Each Obligor, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

                  9.01. Financial Statements, Etc. The Companies shall deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender within three Business Days after the receipt thereof):

                  (a) Quarterly Financials. As soon as available and in any event within 45 days (or, if SEC Form 12b-25 is filed in respect of such fiscal quarter, 50 days) after the end of each of the first three quarterly fiscal periods of each fiscal year, consolidated statements of operations of Borrower and its Consolidated Subsidiaries for such period, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such period, setting forth in each case in comparative form the corresponding consolidated statements of operations and cash flows for the corresponding periods in the preceding fiscal year accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) Annual Financials. As soon as available and in any event within 90 days (or, if SEC Form 12b-25 is filed in respect of such fiscal year, 105 days) after the end of each fiscal year, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding consolidated information as of the end of and for the preceding fiscal year, accompanied by an opinion, without material qualification, thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders (to the extent applicable) may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

                  (c) Compliance Certificate. (i) Concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate; and

                  (i) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary (to the extent applicable) to determine whether each Company is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year;

                  (d) Other Financial Information. Promptly upon delivery thereof to the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and within five days after the same are filed, copies of all financial statements and reports which any Company may make to or file with the Commission or any successor or analogous Governmental Authority or any national securities exchange;

                  (e) Interest Rate Certificates. Together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

                  (f) Notice of Default. Promptly after any Company knows or has reason to believe that any Default has occurred or that Holdings is in default of any material term or provision of any of the Transaction Documents or any other agreement or instrument relating to or evidencing Material Indebtedness of any Company, a notice of such Default or other default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Companies have taken and propose to take with respect thereto;

                  (g) Environmental Matters. Written notice of any (i) Environmental Claim materially affecting any Company, any Real Property or the operations of any Company, (ii) the occurrence of any Release of any Hazardous Material that is reportable under any Environmental Law,
         (iii) the commencement of any investigation or clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under, within or emanating from the Real Property or any part thereof, (iv) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or (v) any other condition, circumstance, occurrence or event which could reasonably be expected to result in a material liability of any Company under any Environmental Law;

                  (h) Auditors' Reports. Promptly upon receipt thereof, copies of all reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management at any time;

                  (i) Annual Budgets. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Borrower, a consolidated plan and financial forecast for such fiscal year, including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and its Consolidated Subsidiaries for such fiscal year, together with an Officer's Certificate demonstrating pro forma compliance for such fiscal year with Section 9.11 and an explanation of the assumptions on which such forecasts are based and (b) forecasted consolidated statements of income and cash flows of Borrower and its Consolidated Subsidiaries for each month of each such fiscal year, together with an explanation of the assumptions on which such forecasts are based;

                  (j) Lien Matters. Written notice of (1) the incurrence of any Lien (other than Permitted Liens) on, or claim asserted against any of, the Collateral or (2) the occurrence of any other event which is reasonably likely to result in a Material Adverse Effect of the type described in clause (d) of the definition thereof;

                  (k) Notice of Material Adverse Effect or Material Adverse Change. Written notice of the occurrence of any event or condition which has had or has resulted in any Material Adverse Effect or any Material Adverse Change;

                  (l) Governmental Filings and Notices. Promptly after request by the Administrative Agent, copies of any other reports or documents that were filed by any Company with any Governmental Agency;

                  (m) ERISA Information. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, is reasonably likely to result in liability to the Companies in an aggregate amount exceeding $250,000, a written notice specifying the nature thereof, what action Borrower, its Subsidiaries or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

                  (n) ERISA Filings, Etc. Upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, its Subsidiaries or ERISA Affiliates with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan;
         (iii) all notices received by Borrower or any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

                  (o) Subordinated Debt Notices. Promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt, copies of such notice or report;

                  (p) Name and Location Changes. Promptly, written notice of any change (i) in such Company's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of such Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in such Company's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Collateral Agent's Liens, or (v) in such Company's Federal Taxpayer Identification Number (to the extent applicable); each Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

                  (q) Miscellaneous. Promptly, such financial and other information with respect to any Company as any Creditor may from time to time reasonably request.

                  9.02. Litigation, Etc. Borrower shall promptly give to the Administrative Agent and each Lender notice of all Proceedings, and any material development thereof, affecting any Company, except Proceedings which could not reasonably be expected to have (individually or in the aggregate) a Material Adverse Effect.

                  9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc. Each Company shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided, however, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.06); (ii) except as is not reasonably likely to have (individually or in the aggregate) a Material Adverse Effect, comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities; (iii) except as is not reasonably likely to have (individually or in the aggregate) a Material Adverse Effect, timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which any penalties attach thereto (except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property is not reasonably likely to have (individually or in the aggregate) a Material Adverse Effect; (v) permit representatives of any Creditor during normal business hours and upon reasonable notice to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Creditor; (vi) allow the Lead Arrangers and Administrative Agent to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies (and the Lead Arrangers are expressly authorized to disclose any information obtained to the Lenders) and authorize such accountants to disclose to the Lead Arrangers and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of the Lead Arrangers, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company.

                  9.04. Insurance. (a) Each Company shall maintain, with financially sound and reputable insurers, insurance of the kinds and in the amounts customarily insured against by companies engaged in the same or similar businesses and similarly situated (including business interruption insurance) and any insurance required by law. Each Company shall pay all insurance premiums payable by it as and when due. Borrower will advise the Administrative Agent and the Collateral Agent promptly of any material policy cancellation, reduction or amendment. Borrower will not, and will not permit any Subsidiary to, materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent and the Collateral Agent. With respect to the Collateral, each Company shall also maintain all insurance coverage that may be required under any other Credit Document in such form, amounts and coverage as is reasonably satisfactory to the Administrative Agent and the Collateral Agent.

                  (a) All policies of insurance required to be maintained by any Obligor must name the Collateral Agent on behalf of the Creditors as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice to the Collateral Agent and if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Obligor under such policies directly to the Collateral Agent.

                  (b) The Obligors shall give immediate written notice of any loss in excess of $10.0 million to the insurance carrier and to Administrative Agent and the Collateral Agent. Each Obligor hereby irrevocably authorizes and empowers the Administrative Agent, as its attorney-in-fact coupled with an interest, if any Default shall have occurred or such loss is reasonably likely to be materially adverse to the Lenders, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action rising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Administrative Agent's expenses incurred in the collection of such proceeds. Nothing contained in this Section 9.04(c), however, shall require the Administrative Agent to incur any expense or take any action hereunder.

                  (c) Each policy of insurance obtained or maintained by any Company shall: (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to the Administrative Agent; (ii) waive all rights of subrogation of the insurers against the Creditors; (iii) waive any right of the insurers to set off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against any Creditor; (iv) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Creditors; and (v) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting any Property which is Collateral (including Real Property) or interests therein shall be applied in accordance with the terms of this Agreement.

                  (d) If at any time the area in which any Mortgaged Real Property is located is designated (i) a "flood hazard area" on any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall obtain flood insurance in such total amount as the Administrative Agent or the Majority Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, Borrower shall obtain earthquake insurance in such total amount as the Administrative Agent or the Majority Lenders may reasonably require; provided, however, that Borrower shall not, unless required by applicable law pertaining to Borrower or any Creditor, be required to obtain any insurance described in this Section 9.04(e) if not available at commercially reasonable rates.

                  9.05. Limitation on Lines of Business. No Company shall directly or indirectly engage to any material extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date or any business related, ancillary or complementary thereto.

                  9.06. Limitation on Fundamental Changes, Acquisitions and Dispositions. No Company shall, directly or indirectly, in a single transaction or series of transactions, on or after the Closing Date, (1) merge, consolidate or amalgamate with or into any Person (other than pursuant to the Transactions on the Closing Date), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

                  (a) purchases and sales of Property to be sold or used in the ordinary course of business;

                  (b) the pledge of the Collateral pursuant to the Security Documents and the incurrence of any Permitted Lien;

                  (c) the merger, consolidation, dissolution or liquidation of
         (1) any Subsidiary with or into (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary if such Qualified Subsidiary shall be the continuing or surviving corporation, and (2) any Subsidiary that is not a Qualified Subsidiary with or into any other Subsidiary that is not a Qualified Subsidiary;

                  (d) Dispositions by (1) any Company to Borrower or to any Qualified Subsidiary or (2) any Subsidiary that is not a Qualified Subsidiary to any other Subsidiary that is not a Qualified Subsidiary;

                  (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business;

                  (f) sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, however, that in no event may any Company enter into any factoring or securitization program with respect to receivables other than pursuant to Section 9.06(p);

                  (g) any Disposition by Borrower or any Subsidiary for fair market value not to exceed $15.0 million in the aggregate in any fiscal year of Borrower and $50.0 million in the aggregate since the Closing Date; provided, however, that the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

                  (h) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, Thermal Industries, Inc.; provided, however, that the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

         (i) Acquisitions by Borrower or any Qualified Subsidiary; provided, however, that each Acquisition under this Section 9.06(i) shall satisfy each of the following conditions:

                  (i) the Loans to be made on the Closing Date shall have been made, and the Transactions shall have been consummated;

                  (ii) no Default then exists or would result therefrom;

                  (iii) immediately after giving effect to such Acquisition, Borrower would be in compliance with Section 9.05;

                  (iv) after giving effect to such Acquisition on a Pro Forma Basis, (1) Borrower shall be in compliance with all of the Financial Maintenance Covenants, and, if the Acquisition Consideration for such Acquisition, together with the aggregate amount of the Acquisition Consideration for all Acquisitions (other than Acquisitions made pursuant to Section 9.06(m)) effected pursuant to this Section 9.06(i) since the Closing Date, exceeds $25.0 million, the Senior Leverage Ratio shall be less than 3.00:1:00, as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of the Financial Maintenance Covenants and the Senior Leverage Ratio, that such Acquisition, and all other Acquisitions consummated since the first day of the relevant Measurement Period for each of the Financial Maintenance Covenants and the Senior Leverage Ratio ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant Measurement Period), and the Lenders shall have been provided reasonably detailed calculations of such compliance and reasonable supporting data and information with respect thereto), and (2) as reasonably determined in good faith by Borrower at such time based on available information then known by Borrower, Borrower and the Subsidiaries can reasonably be expected to remain in compliance with the Financial Maintenance Covenants through the Final Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

                  (v) no Company shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 9.08 and, if after giving pro forma effect thereto, the representations and warranties of each Obligor in Section 8 would be true in all material respects, and
         (2) obligations of the seller or acquired Person or business incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

                  (vi) the Properties acquired in connection with any such Acquisition shall be free and clear of any Liens, other than Permitted Liens;

                  (vii) the board of directors of the acquired Person shall not have indicated privately to any Company or publicly its opposition to the consummation of such Acquisition;

                  (viii) either (x) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person or business acquired shall at the time of consummation of such Acquisition be merged or combined or consolidated with or into a domestic Qualified Subsidiary or shall be at the time of consummation thereof a domestic Qualified Subsidiary or (y) the Acquisition Consideration for such Acquisition, together with the aggregate amount of the Acquisition Consideration for all other Acquisitions (other than Acquisitions made pursuant to Section 9.06(m)) effected pursuant to this Section 9.06(i) that do not comply with clause (x) of this subparagraph (viii) since the Closing Date, shall not exceed $5.0 million;

                  (ix) with respect to any Acquisition involving Acquisition Consideration of more than $15.0 million, Borrower shall have provided not fewer than 30 days prior to the proposed closing thereof the Administrative Agent and the Lenders with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) reasonably detailed projections for the succeeding five years (or, if earlier, through the year in which the Final Maturity Date occurs) pertaining to the Person or business to be acquired, (4) copies of all material documentation pertaining to such Acquisition, and (5) all such other information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by the Administrative Agent or the Majority Lenders;

                  (x) Borrower shall have delivered to the Administrative Agent and the Lenders (x) an Officer's Certificate at least ten days prior to the date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that (1) such Acquisition complies with this Section 9.06(i) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (ix) of this Section 9.06(i) for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause (ix) cover a period ending more than 135 days before the date of consummation of such Acquisition; and

                  (xi) the Acquisition Consideration for such Acquisition, together with the aggregate amount of the Acquisition Consideration for all Acquisitions (other than Acquisitions made pursuant to Sections 9.06(m) and 9.06(o) below) effected pursuant to this Section 9.06(i) since the Closing Date, shall not exceed $100.0 million, plus the then available amount of the Designated Equity Issuance Proceeds but not to exceed $30.0 million;

         (j) transfers resulting from any casualty or condemnation of Property;

         (k) licenses or sublicenses by any Company of software, trademarks and other intellectual property and general intangibles and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of any Company, and any lease or sublease of the properties listed on Schedule 9.06(k);

                  (l) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

                  (m) Acquisitions not otherwise permitted hereunder by Borrower or any Subsidiary; provided, however, that (1) the sole consideration provided therefor by any Company is Qualified Capital Stock of Holdings, and (2) such Acquisition shall comply with each of clauses
         (i), (ii), (iii), (iv), (v), (vi), (vii), (viii)(x), (ix) and (x) of
         Section 9.06(i) (with references therein to Section 9.06(i) being deemed references to this Section 9.06(m));

                  (n) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Permitted Investments and (B) Investments made pursuant to Section 9.09(a);

                  (o) the Superior Acquisition to the extent consummated prior to a prepayment of Term Loans in accordance with Section 2.10(a)(vii);

                  (p) the sale, transfer or discount of Accounts and related assets pursuant to any Permitted Receivables Transaction; provided, however, that no Default or Event of Default shall then exist or would arise therefrom; and

                  (q) Dispositions pursuant to Section 9.30.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Obligor), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

                  9.07. Limitation on Liens and Related Matters. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Liens":

                  (a) [Reserved];

                  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the relevant Company, in accordance with GAAP;

                  (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

                  (d) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers and entered into in the ordinary course of business;

                  (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company;

                  (g) Liens upon tangible personal Property acquired after the Closing Date by Borrower or any Subsidiary, each of which Liens either
         (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

                  (h) Liens existing on any Property of any Person at the time such Property is acquired or such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other Property of any Company;

                  (i) Liens not otherwise permitted hereunder securing obligations of Borrower or any Subsidiary at any time not exceeding in the aggregate $7.5 million;

                  (j) Liens securing obligations under Swap Contracts with any Creditor to the extent such Swap Contract relates to the Loans and only so long as the Obligations are secured by the same collateral on at least a pari passu basis;

                  (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) in existence less than 60 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

                  (l) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

                  (m) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

                  (n) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

                  (o) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

                  (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

                  (q) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

                  (r) Liens created under the Credit Documents securing the obligations owing to the Creditors;

                  (s) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted by this Section 9.07(s) shall not cover any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien);

                  (t) Liens on Accounts or related assets of any Receivables Co. created in connection with a Permitted Receivables Transaction; and

                  (u) Liens in connection with sale and leaseback transactions permitted pursuant to Section 9.30 that are customarily incurred in connection with such transactions;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Pledged Securities (as defined in the Security Agreement), other than Liens granted pursuant to the Security Documents.

                  Except with respect to (i) specific Property encumbered pursuant to a Permitted Lien or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Company will directly or indirectly enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to the Credit Documents, the Transaction Documents and the Senior Subordinated Notes Indenture, and any Permitted Refinancing of any thereof (so long as such Permitted Refinancing is not more restrictive in such regard than the Indebtedness being refinanced) so long as not directly or indirectly restricting the granting of any Lien securing the Obligations, and any agreements in connection with any Permitted Receivables Transaction permitted hereby (in which case, any prohibition or limitation shall only be effective against the Accounts and related cash which are the subject thereof).

                  9.08. Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and Contingent Obligations. No Company shall directly or indirectly issue or permit to be outstanding any of its Disqualified Capital Stock, other than Disqualified Capital Stock issued to and held by Borrower or any Qualified Subsidiary. No Company shall, directly or indirectly, incur any Indebtedness or any Contingent Obligation, except (each of which shall be given independent effect) for the following:

                  (a) the Loans and the other Obligations (including the Guarantees) under the Credit Documents;

                  (b) (i) the Senior Subordinated Notes (less all repayments and prepayments thereof) and (ii) Permitted Refinancings of the Senior Subordinated Notes;

                  (c) (i) the Add-on Notes (less all repayments and prepayments thereof) and (ii) Permitted Refinancings of the Add-on Notes;

                  (d) [Reserved];

                  (e) (x) Indebtedness and Contingent Obligations of Borrower or any Subsidiary owing to Borrower or any Qualified Subsidiary and (y) Indebtedness and Contingent Obligations of any Subsidiary that is not a Qualified Subsidiary owed to any other Subsidiary that is not a Qualified Subsidiary; provided, however, that (1) such Indebtedness shall be evidenced by an Intercompany Note which (other than if issued by or held by a Foreign Subsidiary) shall be pledged to the Collateral Agent on behalf of the Creditors pursuant to the Security Agreement and
         (2) such Indebtedness and Contingent Obligations shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Loans on terms no less favorable to the Lenders than that of any other creditor;

                  (f) Contingent Obligations in respect of operating leases;

                  (g) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (h) Swap Contracts;

                  (i) Contingent Obligations of Borrower, Holdings or any Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

                  (j) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding, however, in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition;

                  (k) (i) Indebtedness and Contingent Obligations of Borrower and the Subsidiaries (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(g) or (l) (and extensions, renewals or replacements thereof pursuant to Section 9.07(s)) not exceeding (together with any Permitted Refinancing thereof) $25.0 million in the aggregate at any time outstanding for Borrower and the Subsidiaries collectively and (ii) in addition to and not in limitation of clause (k)(i), Indebtedness of Borrower and its Subsidiaries of up to $10.0 million in the aggregate at any time outstanding created by converting operating leases in existence on the Closing Date to Capital Leases secured by Liens permitted under Section 9.07(l) (and extensions, renewals or replacements thereof pursuant to Section 9.07(s));

                  (l) Indebtedness of a Person that becomes a Subsidiary after the date hereof; provided, however, that (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.08(l) shall not exceed $10.0 million for all Subsidiaries;

                  (m) Indebtedness and Contingent Obligations incurred by Borrower or any Subsidiary, and any Permitted Refinancing thereof, not to exceed in the aggregate at any time outstanding the excess of (1) $15.0 million over (2) the aggregate amount of Indebtedness outstanding pursuant to Section 9.08(l);

                  (n) Indebtedness and Contingent Obligations of any Receivables Co. incurred in connection with a Permitted Receivables Transaction consisting of (i) Indebtedness in an aggregate amount at any time not to exceed $75.0 million and (ii) Indebtedness of any Company to any Receivables Co. in connection with any Permitted Receivables Transaction;

                  (o) Guaranty Obligations of any Company in respect of recourse events in connection with any Permitted Receivables Transaction; and

                  (p) Subordinated Debt of Holdings incurred to redeem Equity Interests (other than Disqualified Capital Stock) held by current or former employees, directors or consultants of any Company (or their estates or beneficiaries of their estates) in an aggregate amount at any time not to exceed the excess of (1) $20.0 million less (2) the aggregate cash consideration paid, or distributions made, pursuant to
         Section 9.10(b)(ii); provided that (i) no such Subordinated Debt shall permit or require the payment of cash interest, (ii) the subordination terms of such Subordinated Debt shall be at least as favorable to the Creditors as the subordination terms contained in an Intercompany Note and (iii) any such Subordinated Debt shall at all times be held by the Person (or their estates or beneficiaries of their estates) whose Equity Interests were redeemed through the incurrence of such Subordinated Debt.

                  All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit B hereto) to the Obligations. Each Obligor, by its execution and delivery of this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by Borrower or any Subsidiary to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Debt unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to any other Indebtedness pursuant to documentation reasonably acceptable to the Administrative Agent.

                  9.09. Limitation on Investments; Limitation on Creation of Subsidiaries. No Company shall, directly or indirectly, make or permit to remain outstanding any Investment, except for the following:

                  (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

                  (b) Permitted Investments;

                  (c) Investments by any Company in Borrower or any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower has not complied with Section 9.20);

                  (d) Investments outstanding on the Closing Date and identified on Schedule 9.09 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

                  (e) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08;

                  (f) advances, loans or extensions of credit by any Company to
         (1) employees of any Company in the ordinary course of business; provided, however, that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate $2.0 million (without giving effect to any write-down or write-off thereof) and (2) employees of any Company in connection with stock option plans so long as (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

                  (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

                  (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (k) Borrower and the Subsidiaries may hold additional Investments in any Subsidiary which is not a Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

                  (l) Investments by any Subsidiary (other than a Qualified Subsidiary) in any other Subsidiary (other than a Qualified Subsidiary);

                  (m) Capital Expenditures permitted by Section 9.11(e);

                  (n) Investments by any Company in any Subsidiary which is not a Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Default shall have occurred and be continuing; provided, however, that (1) the amount of such Investments made pursuant to this clause (n) shall not exceed $2.5 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), and (2) all such Investments which are Indebtedness shall be evidenced by Intercompany Notes, which shall be pledged to Collateral Agent pursuant to the Security Agreement;

                  (o) Borrower or any Subsidiary may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

                  (p) Investments for the creation of any Wholly Owned Foreign Subsidiary which is a foreign sales corporation consisting of de minimis capitalization;

                  (q) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition permitted by Section 9.06(g)

         (which shall not be subordinated by its terms to any obligations of the issuer thereof); provided, however, that (1) the aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 20% of the total consideration received in connection with such Disposition, (2) such non-cash consideration is pledged pursuant to the appropriate Security Document, and (3) the aggregate amount of such Investments made and outstanding at any time shall not exceed $7.5 million (without giving effect to any write-downs or write-offs thereof);

                  (r) Investments by Foreign Subsidiaries in high quality investments of the type similar to Permitted Investments made outside the United States;

                  (s) Permitted Acquisitions;

                  (t) Investments by Borrower or any Subsidiary in any joint venture so long as after giving effect thereto Borrower shall be in compliance with Section 9.05 and the aggregate amount thereof outstanding at any time (without giving effect to any write-downs or write-offs thereof, but net of any cash returns of capital, cash dividends and cash distributions received in respect thereof) does not exceed $7.5 million;

                  (u) in addition to the foregoing, other Investments by Borrower or any Subsidiary not exceeding in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof, but net of any cash returns of capital, cash dividends and cash distributions received in respect thereof) $7.5 million; and

                  (v) any Investment which, in the good faith judgment of such Company, is reasonably necessary in connection with, and pursuant to, any Permitted Receivables Transaction.

                  No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that the provisions of this paragraph shall not require any consent hereunder for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof, (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with this Section 9.09 at the time of formation or acquisition thereof and (III) the creation of any Receivables Co. in connection with a Permitted Receivables Transaction.

                  9.10. Limitation on Dividend Payments. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except:

                  (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary to the extent made pro rata to all holders of Equity Interests thereof; and

                  (b) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Holdings if the proceeds thereof are used at the time of such Dividend Payment by Holdings (and Holdings may use such Dividend Payments by Borrower as set forth below):

                           (i) to pay out-of-pocket expenses, for
                  administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs;

                           (ii) to redeem Equity Interests (other than
                  Disqualified Capital Stock) held by current or former employees, directors or consultants of any Company (or their estates or beneficiaries of their estates); provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (b)(ii) shall not exceed $15.0 million in the aggregate since the Closing Date, plus, in each case, the proceeds of any Excluded Equity Issuance consummated substantially contemporaneously with such purchase or redemption; and

                           (iii) to fund a portion of the Transactions on the
                  Closing Date in the manner contemplated by the Transaction Documents.

                  9.11. Financial Covenants.

                  (a) Maximum Total Leverage Ratio. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                  Period                                            Ratio
                  ------                                            -----
                  Closing Date through September 30, 2004           4.95x
                  October 1, 2004 through September 30, 2005        4.75x
                  October 1, 2005 through September 30, 2006        4.25x
                  October 1, 2006 through September 30, 2007        3.75x
                  October 1, 2007 through September 30, 2008        3.25x
                  October 1, 2008 and thereafter                    3.00x

                  (b) [Reserved].

                  (c) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                  Period                                            Ratio
                  ------                                            -----
                  Closing Date through September 30, 2004           2.25x
                  October 1, 2004 through September 30, 2005        2.25x
                  October 1, 2005 through September 30, 2006        2.50x
                  October 1, 2006 through September 30, 2007        2.50x
                  October 1, 2007 through September 30, 2008        2.75x
                  October 1, 2008 and thereafter                    3.00x

                  (d) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                  Period                                            Ratio
                  ------                                            -----
                  Closing Date through September 30, 2004           1.25x
                  October 1, 2004 through September 30, 2005        1.25x
                  October 1, 2005 through September 30, 2006        1.25x
                  October 1, 2006 through September 30, 2007        1.25x
                  October 1, 2007 through September 30, 2008        1.25x
                  October 1, 2008 and thereafter                    1.25x

                  (e) Capital Expenditures. Borrower shall not permit the aggregate amount of Capital Expenditures made by Borrower and the Subsidiaries to exceed (a) $25.0 million in the aggregate for the fiscal year ended December 31, 2003, (b) $25.0 million in the aggregate for the fiscal year ended December 31, 2004, (c) $26.0 million for the fiscal year ended December 31, 2005, (d) $27.0 million for the fiscal year ended December 31, 2006, (e) $28.0 million for the fiscal year ended December 31, 2007, (f) $29.0 million for the fiscal year ended December 31, 2008, (g) $30.0 million for the fiscal year ended December 31, 2009 and (h) $31.0 million for the fiscal year ended December 31, 2010; provided, however, that (x) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then 75% of the amount of such shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover.

                  9.12. Pledge or Mortgage of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any Property (other than Real Property) of the type that would have constituted Collateral at the Closing Date (including the Equity Interests of any Subsidiary hereafter created or acquired owned directly by Borrower or any Qualified Subsidiary) (the "Additional Collateral") and after the creation or acquisition of any Wholly Owned Subsidiary or other Subsidiary (so long as such creation or acquisition is by Borrower or any Qualified Subsidiary), each Obligor shall take all action reasonably necessary or desirable, if any, including the execution and delivery of all such agreements, assignments, documents, registers and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements or other documents under the provisions of the UCC or applicable requirements of any Governmental Authority in each of the offices where such filing is necessary or appropriate, and the delivery of appropriate equity certificates or control agreements, to grant (in the reasonable judgment of the Collateral Agent or the Majority Lenders) to the Collateral Agent for the benefit of the Creditors a duly perfected first priority Lien on such Property pursuant to the appropriate Security Documents subject to Liens permitted under
Section 9.07(g) or (h); provided, however, that not more than 65% of the capital stock of any Foreign Subsidiary (limited to "first-tier" Foreign Subsidiaries) need be pledged. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to any Receivables Co. or any Equity Interest therein, so long as any Permitted Receivables Transaction with respect thereto is in effect.

                  In the event that, after the Closing Date, any Obligor (including any Qualified Subsidiary created or acquired on or after the Closing
Date) acquires or holds a fee interest with a market or book value of $1.0 million or more in any Real Property, such Obligor shall promptly and in any event within 90 days of the date of acquisition of such Real Property by any Obligor (i) take such actions and execute such documents as the Collateral Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property in favor of the Collateral Agent and (ii) cause to be delivered to the Collateral Agent, on behalf of the Creditors, the documents and instruments reasonably requested by the Collateral Agent, including, without limitation, the following items:

         (a) a Mortgage in favor of the Collateral Agent, for the benefit of the Creditors, duly executed and acknowledged by each Obligor that is the owner of or holder of any interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law, and such UCC financing statements, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

         (b) with respect to each Mortgaged Real Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

         (c) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Real Property and fixtures described therein in the amount of 115% of the fair market value of such Mortgaged Real Property which policies (or commitments) (each, a "Title Policy") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Mortgaged Real Property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, separate tax lot, subdivision, lender non-imputation and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions reasonably acceptable to the Collateral Agent;

         (d) with respect to each Mortgaged Real Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies (or commitment) and endorsements contemplated in subparagraph
(c) above;

         (e) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to subparagraph (c) above;

         (f) with respect to each Mortgaged Real Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any; such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

                  (g) with respect to each Mortgaged Real Property, Borrower and each of its Subsidiaries shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Real Property;

                  (h) Surveys with respect to each Mortgaged Real Property; and

                  (i) with respect to each Mortgage and Mortgaged Real Property, a legal opinion from counsel licensed in the state in which the Mortgaged Real Property is located in form and substance reasonably satisfactory to Collateral Agent.

If requested by the Administrative Agent or the Majority Lenders, Borrower shall obtain at its sole expense and as soon as practicable but in any event not later than 45 days after request therefor, Phase 1 environmental reports from an environmental engineering firm reasonably acceptable to the Administrative Agent with respect to any Real Property owned by any Company if not delivered on or prior to the Closing Date.

                  The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for the Agents, shall be paid by the Obligors promptly following written demand.

                  9.13. Security Interests; Further Assurances. Each Obligor shall, promptly, upon the reasonable request of the Collateral Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be reasonably necessary or appropriate in connection therewith.

                  Each Obligor shall deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent as the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

                  If any Lender determines in good faith that it is required by any Governmental Authority or any Requirement of Law to obtain appraisals as to the market value of any Real Property constituting Collateral, Borrower shall obtain such appraisals as soon as practicable but in any event not less than 60 days after request therefor, at the sole cost and expense of Borrower and in conformity with the requirements of such Governmental Authority and all Requirements of Law, as from time to time in effect.

                  If an Event of Default shall have occurred and be continuing, upon the reasonable request of the Administrative Agent, Borrower will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by any Company and (b) the then current business value of each Company. All such appraisals shall be conducted and made at the reasonable expense of Borrower.

                  Upon the exercise by any Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Obligor shall execute and deliver all applications, certifications, instruments and other documents and papers that the Agents or the Lenders may be so required to obtain.

                  9.14. Compliance with Environmental Laws. (a) Each Company shall comply with all Environmental Laws, and will keep or cause all Property to be kept free of any Liens under Environmental Laws, unless failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or subject any Agent, Lender or Issuing Lender to any material risk of damages or liability; (b) in the event of the presence of any Hazardous Material at, on, under, within or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company shall undertake, and/or use their best efforts to cause any of their respective tenants or occupants to undertake, at no expense to any Lender, any action required pursuant to Environmental Laws to mitigate and eliminate such adverse effect; provided, however, that no Company shall be required to comply with any order or directive of a Governmental Authority which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP;
(c) each Company shall promptly notify the Administrative Agent of the occurrence of any event specified in clause (b) of this Section 9.14 and shall periodically thereafter keep the Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of the Administrative Agent at any time and from time to time, each Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any soil or groundwater or other testing, conducted if the Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Obligor and approved by the Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under, within or emanating from such Real Property and the potential cost of any required investigation, response or corrective action to address any such Hazardous Materials; provided, however, that such request may be made only if
(a) there has occurred and is continuing an Event of Default, (b) the Administrative Agent reasonably believes that any Company or any such Real Property or operations are not in material compliance with Environmental Law or
(c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property or result in material expenditures by any Company, in each case which could, individually or in the aggregate, have a Material Adverse Effect. If any Obligor fails to provide the same within 60 days after such request was made, the Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to the Administrative Agent and its agents access to such Real Property and specifically grants the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

                  9.15. Limitation on Transactions with Affiliates. No Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation) with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement; (ii) in the ordinary course of such Company's business, and (iii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however, that, other than with respect to clauses (b), (d) or (f) of this Section 9.15, so long as no Default under Section 10(a), (e), (f), (g) or (j) or Section 10(d) arising by virtue of a default in the performance of any obligation in Section 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.15, 9.25, 9.28, 9.29 or 9.30 shall have occurred and be continuing or would arise therefrom, the following shall be permitted: (a) Dividend Payments permitted by Section 9.10; (b) reasonable fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) loans or advances to employees permitted by Section 9.09; (d) transactions and agreements contemplated by the Management Agreement and, so long as the annual fees thereunder are no greater than $500,000, any amendments thereof permitted by Section 9.17 (including any payment of accrued fees thereunder for any prior period during which the payment thereof was not permitted by this Section 9.15); provided, further, however, so long as any Default under Section 10(a) has not been cured or waived, payments pursuant to agreements (including the Management Agreement) described in clause (d) of this
Section 9.15 shall not be permitted, but shall be permitted to (and shall) accrue thereunder on a subordinated basis until such Default is cured or waived;
(e) transactions and agreements pursuant to and payments under the Tax Sharing Agreement and any amendments thereof permitted by Section 9.27; (f) transactions and agreements in existence on the Closing Date and described with particularity on Schedule 9.15 (as such agreements are in effect on the Closing Date, the "Existing Affiliate Agreements") and the transactions pursuant to the Existing Affiliate Agreements; (g) other transactions with the Sponsor or its Affiliates in the ordinary course of business of the Companies or with an aggregate value for all such transactions not to exceed $1,000,000; (h) any Permitted Receivables Transaction; (i) payments to the Permitted Holders in connection with the Transactions of up to $10.5 million; or (j) (i) buy-sell agreements entered into by Holdings, KAT Holdings, L.P. and certain officers, directors, employees and management of Holdings and any of its Subsidiaries and (ii) stock option agreements entered into by Holdings and certain officers, directors, employees and management of Holdings and any of its Subsidiaries, in each case in form and substance substantially similar to those buy-sell agreements and stock option agreements referred to on Schedule 9.15.

                  9.16. Limitation on Accounting Changes; Limitation on Investment Company Status. No Company shall make or permit, any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by GAAP (it being understood and agreed that Borrower shall be permitted to change from "LIFO" to "FIFO" accounting (as such terms are used in accordance with GAAP) on or prior to December 31, 2003) or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

                  9.17. Limitation on Modifications of Certain Documents, Etc.(a) No Company shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, any of the provisions of any Organic Document, Transaction Document or the Management Agreement.

                  9.18. Interest Rate Protection Agreements. Borrower shall obtain, on or within 90 days after the Closing Date, Interest Rate Protection Agreements having terms and with counterparties reasonably satisfactory to the Administrative Agent as shall result in at least 50% of the aggregate principal amount of then outstanding Total Debt of Borrower either bearing interest at a fixed rate or being hedged for a period of at least two years from the date the initial Interest Rate Protection Agreements were obtained.

                  9.19. Limitation on Certain Restrictions Affecting Subsidiaries. No Company (other than a Foreign Subsidiary) shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of such Company to (a) pay dividends or make any other distributions on such Company's Equity Interests or any other interest or participation in its profits owned by any other Company, or pay any Indebtedness or any other obligation owed to any other Company, (b) make Investments in or to any other Company, or (c) transfer any of its Property to any other Company. The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) the Credit Documents, (C) the Subordinated Debt Documents as in effect on the Closing Date, (D) any Permitted Refinancing of the Subordinated Debt so long as such restriction in such Permitted Refinancing is not more disadvantageous to the Lenders or Borrower than the Subordinated Debt Documents as in effect on the Closing Date and (E) any agreement entered into by any Receivables Co. in connection with any Permitted Receivables Transaction, (ii) restrictions on the transfer of assets subject to a Permitted Lien, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) with respect to restrictions described in clause (c) only, restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement.

                  9.20. Additional Obligors. Upon any Obligor creating or acquiring any Wholly Owned Subsidiary (other than a Foreign Subsidiary) after the Closing Date, Borrower shall (i) cause each such Wholly Owned Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement) as the Administrative Agent may reasonably request and do such other acts and things as the Administrative Agent may reasonably request in order to have such Wholly Owned Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly (I) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Creditors, a perfected first priority security interest in the Equity Interests and debt securities of such new Wholly Owned Subsidiary which are owned by Borrower or any Wholly Owned Subsidiary and required to be pledged pursuant to the Security Agreement, (II) deliver to the Collateral Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a responsible officer of Borrower or such Subsidiary, as the case may be, (III) cause such new Wholly Owned Subsidiary to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Wholly Owned Subsidiary (subject to Permitted Liens), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent, and (IV) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the provisions of this
Section 9.20 shall not apply to any Receivables Co., so long as any Permitted Receivables Transaction with respect thereto is in effect.

                  9.21. Limitation on Designation of Designated Senior Indebtedness. Borrower shall not, nor shall it permit any Subsidiary to, designate any Indebtedness or other obligation, other than Indebtedness under the Credit Documents, as "Designated Senior Indebtedness," as such term is defined in the Senior Subordinated Notes Indenture as in effect on the Closing Date or any Permitted Refinancing thereof, or any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under the Senior Subordinated Notes Indenture or any other Indebtedness or other obligation of Borrower and its Subsidiaries.

                  9.22. Foreign Subsidiaries' Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Majority Lenders deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Security Agreement that (i) a pledge of more than 65% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (ii) the entering into by such Foreign Subsidiary of a Joinder Agreement, in any such case could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary and not theretofore pledged pursuant to the Security Agreement shall be pledged to the Collateral Agent for the benefit of the Creditors pursuant to the Security Agreement (or another security agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a Joinder Agreement, guaranteeing the Obligations of Borrower under the Credit Documents and granting the Collateral Agent for the benefit of the Creditors a security interest in all of such Foreign Subsidiary's assets securing the Obligations of such Foreign Subsidiary under its Guarantee, in each case to the extent that the entering into of such Joinder Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 9.22 to be in form and substance reasonably satisfactory to the Administrative Agent.

                  9.23. Limitation on Activities of Holdings. Holdings shall not conduct any business, incur any obligations (other than the Credit Documents, the agreements contemplated by Section 9.15 to which it is a party, as in effect on the Closing Date, and corporate overhead (including, without limitation, fees and expenses incidental to an initial public offering) and Indebtedness incurred pursuant to Section 9.08(p)) or hold or acquire any assets (other than (i) the Equity Interests of Borrower or any other Person of which Borrower is a Wholly Owned Subsidiary and (ii) cash received in accordance with this Agreement) and shall have no operations other than holding such Equity Interests and activities reasonably related thereto.

                  9.24. Limitation on Issuance or Dispositions of Equity Interests of Companies. Borrower shall not issue any of its Equity Interests or Equity Rights or permit any Person to own any of its Equity Interests or Equity Rights other than Holdings or any parent or indirect parent thereof. Holdings shall not, directly or indirectly, effect any Disposition of any Equity Interests or Equity Rights of Borrower other than the pledge thereof pursuant to the Security Agreement. No Company shall effect the Disposition of any Equity Interests of any Subsidiary unless (i) all Equity Interests owned by such Company are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantee of such Subsidiary shall be automatically deemed to be released, or (ii) an Investment in an amount equal to the fair market value of the remaining Equity Interests owned by such Company in such Subsidiary after giving effect to such Disposition would have been permitted to be made at such time pursuant to Section 9.09 (at the time of such sale an Investment shall be deemed made in such Subsidiary in an amount equal to the fair market value of such Equity Interests).

                  9.25. Limitation on Payments or Prepayments of Subordinated Debt or Modification of Debt Documents. No Company shall, directly or indirectly:

                  (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase of any Subordinated Debt (whether in cash, securities or other Property) except (1) regularly scheduled mandatory payments of interest, but only to the extent permitted under Section 9.10 and the subordination provisions, if any, applicable thereto, (2) any Permitted Refinancing thereof effected in accordance with this Agreement and (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Holdings; or

                  (b) amend, supplement, waive or otherwise modify any of the provisions of any Subordinated Debt (or any Permitted Refinancing of any thereof):

                           (i) which shortens the fixed maturity, or increases
                  the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Subordinated Debt, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                           (ii) which relates to the affirmative or negative
                  covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing any such Indebtedness and the effect of which is to subject any Company to any more onerous or more restrictive provisions taken as a whole; or

                           (iii) which otherwise materially adversely affects
                  the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect.

                  9.26. Casualty and Condemnation. Each Obligor will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  9.27. Tax Sharing Arrangements. No Company shall enter into or permit to exist any amendment to the Tax Sharing Agreement or any other tax sharing agreement or similar arrangement that is material or is adverse to the Lenders unless the same shall have been reviewed by, and consented to, by the Administrative Agent.

                  9.28. Use of Proceeds. Borrower shall apply the proceeds of the credit extensions as follows:

                  (a) in the case of the Term Loans to finance a portion of the Transactions and, if consummated, the Superior Acquisition and, in each case, the fees, costs and expenses in connection therewith;

                  (b) in the case of the Revolving Credit Loans, for working capital and general corporate purposes of Borrower and its Subsidiaries; and

                  (c) in the case of the Swing Loans and Letters of Credit, for working capital and general corporate purposes of Borrower and its Subsidiaries.

                  9.29. Rating of Loans. Borrower shall (i) provide each of Moody's and S&P with information, to the extent reasonably obtainable by Borrower, and take all commercially reasonable action necessary, to enable Moody's and S&P to provide and maintain credit ratings on the Loans and (ii) pay such ongoing fees of Moody's and S&P as such entities may reasonably request to monitor their respective ratings of the Loans.

                  9.30. Sale and Leaseback. No Company shall, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person unless (i) the proceeds therefrom are applied in accordance with
Section 2.10(a)(iv) and (ii) the aggregate amount of all such transactions pursuant to this Section 9.30 on and after the Closing Date is not in excess of $20.0 million. Notwithstanding anything to the contrary in the definition of "Excluded Disposition," any such sale or transfer shall be considered a "Disposition."

                  9.31. Account Maintenance. R.G. Darby Company, Inc. and Total Trim, Inc. shall not have cash available for withdrawal in excess of $500,000 in the aggregate in all of their Deposit Accounts, Securities Accounts and Commodities Accounts (each as defined in the Security Agreement) at Compass Bank that are not subject to Control Agreements for a period in excess of one Business Day. No Company shall have cash available for withdrawal in excess of $200,000 at any time in any Deposit Account, Securities Account or Commodities Account that is not subject to a Control Agreement and is not specified in the first sentence of this Section 9.31 and all Companies shall not have cash available for withdrawal in excess of $2.0 million in the aggregate in all such accounts at any time; provided that this sentence shall not apply to Securities Accounts of Borrower in existence on the Closing Date until the 31st day after the Closing Date.

                  9.32. Post-Closing Obligations. (a) The relevant Obligor shall use its commercially reasonable efforts to obtain a Landlord Access Agreement, in the form of Exhibit P or such other form reasonably acceptable to the Collateral Agent, from the landlord under each lease set forth on Schedule 7.01(xiv)(f) for which such a Landlord Access Agreement has not been obtained on or prior to the Closing Date.

                  (b) The Obligors shall payoff or discharge the Liens set forth on Schedule 9.32 within 10 Business Days after the Closing Date and shall use their best efforts to file or cause to be filed UCC termination statements, if applicable, with respect to such Liens in all applicable jurisdictions.

                  (c) Within 30 days after the Closing Date Borrower shall either (i) cause any institutions at which it has Securities Accounts on the Closing Date to enter into Control Agreements reasonably satisfactory to the Collateral Agent with respect to such Securities Accounts or (ii) move such Securities Accounts to another institution that will enter into Control Agreements reasonably satisfactory to the Collateral Agent with respect to such Securities Accounts and cause such new institution to enter into such Control Agreements.

                  Section 10. Events of Default.

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

                  (b) Any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $5.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $5.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or redeem, defeasance or otherwise), prior to its stated maturity; or

                  (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Obligor or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

                  (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.05 through 9.13, 9.15, 9.16, 9.18, 9.19, 9.21, 9.23 through 9.25, 9.28 and 9.30; or any
         Obligor shall default in the performance of its obligations under
         Section 9.31 and such default shall continue unremedied for five Business Days; or Borrower or any other Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by the Administrative Agent or any Lender; or

                  (e) Any Company, other than any Insignificant Subsidiary, shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) Any Company other than an Insignificant Subsidiary shall
         (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consent to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) (i) Any Insolvency Proceeding is commenced or filed against any Company, other than an Insignificant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any such Company, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company; (ii) any such Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any such Company acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any such Company shall be entered in any involuntary Insolvency Proceeding; or

                  (h) A final judgment or judgments for the payment of money in excess of $5.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Company shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Company in an aggregate amount exceeding $5.0 million; or

                  (j) Any Change of Control shall occur; or

                  (k) Any Security Document after delivery thereof by any Obligor at any time (other than by reason of the express release thereof pursuant to Section 13.04(i)(d)) shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Permitted Liens) any material portion of the Collateral, or any such Lien or security interest shall be asserted by any Obligor not to be a valid, perfected, first priority (subject to Permitted Liens) security interest in or Lien on the Collateral covered thereby; provided that there shall be no Event of Default under this clause (k) to the extent such Event of Default arises solely from the gross negligence or willful misconduct of the Collateral Agent; or

                  (l) Any Guarantee of an Obligor, other than an Insignificant Subsidiary, ceases to be in full force and effect (other than by reason of the express release thereof pursuant to Section 13.04(i)(d)) or any of the Guarantors repudiates or attempts to repudiate, any of its obligations under any of the Guarantees; or

                  (m) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Obligor, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Obligor shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

                  (n) Any non-monetary judgment, order or decree is entered against any Company which is reasonably likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (o) The subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any

         Obligation shall fail to constitute Senior Debt or any similar or comparable designation (as defined in any Subordinated Debt), or any Obligor shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions; or

                  (p) Any event or circumstance shall occur which permits or requires the persons purchasing, or financing the purchase of, Accounts under a Permitted Receivables Transaction (the Indebtedness or obligations under which aggregates to $5.0 million or more) to stop so purchasing or financing such Accounts, other than by reason of the occurrence of the stated expiry date of such Permitted Receivables Transaction, the operation of "clean down" provisions thereof or the voluntary termination thereof by any Company; provided that (A) any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Accounts have been given or have expired, as the case may be and (B) such event or circumstance is not cured or waived or otherwise ceases to exist (other than by termination of the relevant Permitted Receivables Transaction) by the 45th day after the later of the occurrence of such event or circumstance or the date of the giving of such notice and the end of such cure period;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) (other than clause (vi) thereof) or (g) with respect to Borrower of this Section 10, the Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) (other than clause (vi) thereof) or (g) of this Section 10 with respect to Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

                  In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) (other than clause (vi) thereof) or (g) of this Section 10 with respect to Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Collateral Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Collateral Agent in the LC Sub-Account subject to withdrawal only as provided in Section 12.

                  Section 11. The Agents.

                  11.01. General Provisions. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent as its agent in each such capacity and authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and the Collateral Agent agree to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

                  The Lender or other financial institution serving as any Agent or Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent or Issuing Lender, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent or Issuing Lender hereunder.

                  No Agent or Issuing Lender shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent or Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent or Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent or Issuing Lender is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.04), and (c) except as expressly set forth herein, no Agent or Issuing Lender shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or Issuing Lender or any of its Affiliates in any capacity. No Agent or Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.04) or in the absence of its own gross negligence, bad faith or willful misconduct. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent and such Agent by Borrower or a Lender, and no Agent or Issuing Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent and Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and Issuing Lender may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent and Issuing Lender may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent or Issuing Lender. Each Agent and Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent and Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  Each Agent and Issuing Lender may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent or Issuing Lender and reasonably acceptable to Borrower. Each Agent, Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and Issuing Lender and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent or Issuing Lender.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lender (with respect to the Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent or Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

                  11.02. Indemnification. Each Lender agrees to indemnify and hold harmless each Agent and the Issuing Lender (to the extent not reimbursed under Section 13.03, but without limiting the obligations of Borrower under
Section 13.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including, without limitation, pursuant to any Environmental Law), obligations, losses, damages, fines, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys' and experts' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 13.03, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

                  11.03. Consents Under Other Credit Documents. Except as otherwise provided in this Agreement and the other Credit Documents, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

                  11.04. Assistance by Lenders. Each of the Lenders shall provide full assistance and cooperation to the Agents and each Lender hereby grants express and exclusive foreclosing and mortgage enforcement authority to the Collateral Agent with respect to the Collateral.

                  11.05. Syndication Agent and the Documentation Agents. The Syndication Agent and the Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Credit Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent and the Documentation Agents shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent or the Documentation Agents in deciding to enter into this Agreement and each other Credit Document to which it is a party or in taking or not taking action hereunder or thereunder.

                  Section 12. Collateral Account; Application of Collateral Proceeds.

                  12.01. Collateral Account.(a) (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 425 Lexington Avenue, New York, New York 10017, or at such other location in the State of New York as the Collateral Agent shall choose, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit sub-account designated "Atrium Companies Collateral Account" (the "Collateral Account"). Each Obligor shall deposit into the Collateral Account from time to time (i) the Net Available Proceeds of any Casualty Event or Disposition Event with respect to Collateral, to the extent contemplated herein or in any other Credit Document, and (ii) any cash such Obligor is required to pledge as additional collateral security hereunder pursuant to the Credit Documents.

                  (a) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within one Business Day of receiving a request of the applicable Obligor for release of cash proceeds (i) from the Collateral Account constituting Net Available Proceeds relating to any Casualty

Event or Disposition Event remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Obligor, so long as such Obligor has satisfied the conditions relating thereto set forth in Section 12.02 and (ii) with respect to the LC Sub-Account, remit such cash on deposit in the LC Sub-Account to or upon the order of such Obligor (x) at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full or (y)in the case of amounts deposited pursuant to the last paragraph of Section 10, within one Business Day after all Events of Default have been cured or waived. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Majority Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in
Section 12.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of clause (y) of the preceding sentence and
Section 12.03. The Obligors shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

                  (b) Amounts on deposit in the Collateral Account shall be invested and reinvested from time to time in Permitted Investments as the applicable Obligor (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine by written instruction to the Collateral Agent, or if no such instructions are given, then as the Collateral Agent, in its sole discretion, shall determine which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Majority Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 12.03 hereof subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Section 12.01(b).

                  (c) Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under any provision of this Agreement requiring such cover shall be held by the Collateral Agent in a separate sub-account designated as the "LC Sub-Account" (the "LC Sub-Account") and all amounts held in the LC Sub-Account shall constitute collateral security first for Letter of Credit Liabilities outstanding from time to time and second for the other Obligations hereunder (x) until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full or (y) or in the case of amounts deposited pursuant to the last paragraph of Section 10, until three Business Days after all Events of Default have been cured or waived.

                  12.02. Proceeds of Destruction, Taking and Collateral Dispositions. So long as no Event of Default shall have occurred and be continuing, in the event the applicable Obligor elects to reinvest Net Available Proceeds in respect of any Casualty Event or Disposition Event in accordance with the provisions of Sections 2.10(a)(i) and 2.10(a)(iv) as applicable, the Collateral Agent shall receive at least 5 Business Days' prior notice of each request for payment and shall not release any part of such Net Available Proceeds, until the applicable Obligor has furnished to the Collateral Agent (i) an Officer's Certificate setting forth: (A) a brief description of the reinvestment to be made, (B) the dollar amount of the expenditures to be made, or costs incurred by such Obligor in connection with such reinvestment and (C) that the properties acquired in connection with such reinvestment have a fair market value at least equal to the amount of such Net Available Proceeds requested to be released from the Collateral Account and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 9.12, 9.13 and 9.20, if applicable, to, among other things, subject such reinvestment properties to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Creditors.

                  12.03. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                  (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Credit Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Creditors and their agents and counsel and all reasonable costs, liabilities and advances made or incurred by the other Creditors in connection therewith, in each case, equally and ratably in accordance with the respective amounts thereof then due and owing, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal) in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

                  (d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations; and

                  (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Obligor or its successors or assigns) or as a court of competent jurisdiction may direct.

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 12.03, the Obligors shall remain liable, jointly and severally, for any deficiency.

                  Section 13. Miscellaneous.

                  13.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  13.02. Notices. All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or as to any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

                  13.03. Expenses, Indemnification, Etc. (a) The Obligors, jointly and severally, agree to pay or reimburse:

                  (i) the Issuing Lender, the Lead Arrangers and each Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of one legal counsel and one legal counsel in each applicable locality) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents, including this Agreement and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Loans and Commitments;

                  (ii) each of the Lenders, the Issuing Lender and each Agent for all reasonable out-of-pocket costs and expenses of the Lenders, the Issuing Lender and each Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 13.03 and (3) any documentary taxes; and

                  (iii) each Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

                  (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, investment advisors, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent, the Lead Arrangers or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding (i) any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen primarily from the gross negligence or bad faith of the Indemnitee and (ii) claims among the Agents and the Lenders other than to the extent arising out of or as a result of any direct or indirect act or omission of any Obligor or any Affiliate, director, officer, employee or agent thereof.

                  Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other

Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under, within or emanating from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents (except to the extent such Release or threatened Release is caused by the actions of such Creditor); provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding paragraph.

                  To the extent that the undertaking to indemnify and hold harmless set forth in this Section 13.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

                  The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or bad faith of such Indemnitee.

                  The Obligors agree that, without the prior written consent of the Agents, the Lead Arrangers and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 13.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

13.04. Amendments, Etc. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and the Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and the Administrative Agent acting with the written consent of the Majority Lenders; provided, however, that:

                  (a) no amendment or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the written consent of each Lender (or, in the case of clauses (I), (II), (III) or (IV), only such Lenders with Obligations directly affected (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) other than as provided for in this Agreement, extend the scheduled final maturity of any Loan or Note held by such Lenders, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans held by such Lenders pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon (other than in connection with the extension of any scheduled payment hereunder otherwise permitted hereby), or forgive or reduce the principal amount or the amount due and owing thereof or any other amount due and owing under any Credit Document, or make any change to the definition of Applicable Margin or Revolving Credit Commitment Percentage, (II) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10) of such Lenders, (III) change the currency in which any Obligation owing to such Lenders is payable, (IV) amend the terms of this Section 13.04 or Section 4.02, 4.07, 5, 11.03 or 12.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that, with the consent of the Majority Lenders, additional extensions of credit or commitments for the extension of credit pursuant to this Agreement may be included in the determination of the Majority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement, including, without limitation, clause (d) of this proviso to this Section 13.04(i)), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents, including, without limitation, clause (d) of this proviso to this Section 13.04(i)) or agree to additional obligations (other than the Obligations and other extensions of credit under this Agreement consented to by the Majority Lenders) being secured by the Collateral,
         (IX) waive the requirement that nine and twelve month LIBOR Interest Periods require the consent of all Lenders, or (X) amend Section 13.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that any prepayment required by Section 2.10(a) (and any corresponding reduction of the Revolving Credit Commitments), other than pursuant to Section 2.10(a)(v), may be waived or amended by the Majority Lenders);

                  (b) no such amendment, modification, supplement or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender);

                  (c) any modification or supplement of or waiver with respect to Section 11 which affects any Agent in their respective capacities as such shall require the consent of such Agent;

                  (d) no consent of any Lender need be obtained, and the Administrative Agent or the Collateral Agent, as applicable, is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any Disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary in accordance with the Credit Documents;

                  (e) subject to clause (a)(I) above of this proviso to this
         Section 13.04(i), the consent of the Majority Term Loan Lenders shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment or any change to Section 3.01(b) (it being understood that, subject to clause (f) below of this Section 13.04(i), any prepayment required by Section 2.10 (and any corresponding reduction of the Revolving Credit Commitments), other than pursuant to Section 2.10(a)(v), may be modified, supplemented or waived by the Majority Lenders);

                  (f) no modification, supplement or waiver shall, unless by an instrument signed by the Majority Term Loan Lenders or by the Administrative Agent acting with the written consent of such Lenders, change the timing of the receipt or the order in which any such prepayment is applied to the Term Loans (although any required prepayment set forth in Section 2.10 (and any corresponding reduction of the Revolving Credit Commitments), other than pursuant to Section 2.10(a)(v), may otherwise be modified, supplemented or waived by the Majority Lenders);

                  (g) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders" or "Majority Term Loan Lenders," shall be made without the consent of each Revolving Credit Lender or each Term Loan Lender, respectively (it being understood that, only the Class of such Loan to which such definition relates need consent to any such reduction and that with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be included in any such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                  (h) waive any Event of Default under Section 10(a) without the consent of all affected Lenders;

                  (i) no amendment or waiver shall make any change to Section 2.01(d) or the definitions of "Swing Loan Commitment," "Swing Loan Maturity Date" or "Swing Loans" or the Swing Loan Note without the consent of the Swing Loan Lender;

                  (j) no amendment or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender;

                  (k) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.20;

                  (l) [Reserved];

                  (m) [Reserved];

                  (n) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 7.02 without the written consent of the Majority Revolving Credit Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 7.02 to the making of any extension of credit under the Revolving Credit Loans have been satisfied unless the Majority Revolving Credit Lenders shall have consented to such amendment or waiver; and

                  (o) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Credit Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but not the Revolving Credit Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

                 (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 13.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

                (iii) Notwithstanding anything in Section 13.04(i) to the contrary, this Agreement and the other Credit Documents may be amended at any time, and from time to time, after the Closing Date and prior to the date that is two years thereafter, to increase the aggregate Revolving Credit Commitments or to establish additional Term Loans under this Agreement, at the discretion of Borrower and the Lead Arrangers (the "Greenshoe Option"), by an agreement in writing entered into by Borrower, the Administrative Agent, the Collateral Agent, the Lead Arrangers and each Person (including any Lender) that shall agree to provide such Commitment or make a Term Loan (and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Commitment and/or Term Loans set forth in such agreement); provided that (i) the aggregate principal amount of the additional Term Loans and the new Revolving Credit Commitments established pursuant to this paragraph shall not exceed $100,000,000, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such increase, (iii) no Commitment of any Lender shall be increased without the consent of such Lender, (iv) if the Term Loans are increased pursuant to the Greenshoe Option, the remaining scheduled payments set forth in Section 3.01(b) shall be increased pro rata and (v) in the event that any upfront fee payable to any Term Loan Lender in connection with the Greenshoe Option exceeds an amount equal to 25 basis points on such Lender's additional commitment, Borrower will pay existing Term Loan Lenders that are not providing an additional commitment an amount equal to the number of basis points by which the fee payable to the Term Loan Lender providing an additional commitment exceeds 25 basis points multiplied by the commitment of each existing Term Loan Lender not providing an additional commitment (it being understood that if the Greenshoe Option is sold at a discount, such discount shall be treated as an upfront fee). The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.

                  13.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  13.06. Assignments and Participations. (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

                  (a) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower and the Administrative Agent and, in the case of the

Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such consent by Borrower, the Issuing Lender or the Administrative Agent shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give a Notice of Assignment to Borrower and the Administrative Agent); (ii) no consent of Borrower need be obtained prior to the completion of the Primary Syndication or if any Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by the Lead Arrangers or any of their Affiliates in connection with the Primary Syndication of the Commitments and/or Loans or otherwise, shall be in an aggregate amount at least equal to $1.0 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and the Administrative Agent otherwise agree; and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by a Notice of Assignment, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), one or more new Notes (if requested by the new Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by the Administrative Agent to Borrower marked "cancelled." Upon execution and delivery by the assignee to Borrower and the Administrative Agent of a Notice of Assignment, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. The parties to each assignment shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit N, together with a processing and recordation fee of $3,500 (except, in the case of (i) an assignment to an Affiliate of the assigning Lender or an Approved Fund of the assigning Lender, the processing and recordation fee shall be $1,000 and (ii) an assignment involving either of the Lead Arrangers, there shall be no fee required). Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 13.07. At the time of each assignment pursuant to this Section 13.06(b) to any Eligible Person that is not already a Lender hereunder, the respective assignee Lender shall provide to Borrower and the Administrative Agent the appropriate Internal Revenue Service forms (and, if applicable, a Section 5.06 Certificate) described in Section 5.06(b). Notwithstanding the foregoing, Borrower shall be entitled to any consultation rights granted to it by the Commitment Letter with respect to the syndication of the Loans. In addition, notwithstanding anything to the contrary set forth herein or in any of the other Credit Documents, any assignment to an Affiliate of the assigning Lender or to an Approved Fund of the assigning Lender shall be effective between such Lender and its Affiliate or Approved Fund immediately without compliance with the conditions for assignment under this Section 13.06(b), but shall not be effective with respect to Borrower, any Agent, any Issuing Lender, the Swing Loan Lender or any Lender, and Borrower, each Agent, each Issuing Lender, the Swing Loan Lender and each Lender shall be entitled to deal solely and directly with such assigning Lender under any such assignment, in each case, until the conditions for assignment under this Section 13.06(b) have been complied with.

                  (b) A Lender may sell or agree to sell to one or more other Eligible Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred, except in the case of Section 5.06, where (a) the sale of the participation to such Participant is made with Borrower's prior written consent (which shall not be unreasonably withheld) or (b) where the entitlement to greater payments results from a change in law after such Participant became a Participant) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). Except as otherwise expressly provided above in this Section 13.06(c), all amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclause (I),
(II), (III) or (VIII) of clause (a) of the proviso to Section 13.04(i).

                  (c) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee or other creditors in support of its obligations to its trustee or such other creditors, without notice to or consent of Borrower, the Administrative Agent, Lead Arrangers or Issuing Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (d) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by the provisions of Section 13.11. In addition, each Agent and each Lead Arranger may furnish any information concerning any Obligor or any of its Affiliates in such Agent's or such Lead Arranger's possession to any Affiliate of such Agent or such Lead Arranger, subject, however, to the provisions of Section 13.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 13.06 (including during the Primary Syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

                  13.07. Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 13.03, the obligations of each Guarantor under
Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

                  13.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  13.09. Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, the Fee Letter and the Incremental Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the provisions of the Commitment Letter and the Incremental Commitment Letter which by their express terms survive the execution of this Agreement or the termination of the Commitment Letter or the Incremental Commitment Letter pursuant to the terms of the last paragraph thereof. Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  13.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. Each Credit Document shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof to the extent that the application of the laws of another jurisdiction would be required thereby (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 13.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  13.11. Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Credit Documents confidential in accordance with such Lender's customary practices for treatment of its confidential information and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's Affiliates and its and its Affiliates' respective employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 13.11), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 13.11, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

                  Notwithstanding the foregoing and any other express or implied agreement or understanding to the contrary, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure (it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties hereto regarding the transactions contemplated herein). The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence.
 This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.

                  13.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

                  13.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  13.14. Acknowledgments. The Obligors hereby acknowledge that:
(a) this Agreement and the other Credit Documents are the result of negotiation and each of the Obligors has been advised by counsel in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents; (b) no Creditor has any fiduciary or similar relationship to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

                  13.15. Limitation on Interest. The Obligors, the Agents and the Lenders intend to contract in strict compliance with applicable usury laws from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Credit Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. No Obligor, endorser or other Person hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged or received under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Credit Documents that may be in conflict or apparent conflict herewith. The Agents and the Lenders expressly disavow any intention to contract for, charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If
(a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) an Agent or a Lender shall otherwise collect moneys that are determined to constitute interest that would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the option of such Agent or such Lender, as applicable, promptly returned to Borrower upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Agents and the Lenders and Borrower shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in Chapter 303 of the Texas Finance Code, as amended; provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States, whichever allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                         ATRIUM COMPANIES, INC.


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         Address for Notices:

                                         Atrium Companies, Inc.
                                         P.O. Box 226957
                                         Dallas, TX 75222-6957
                                         Effective Feb 1, 2004:

                                         Atrium Companies, Inc.
                                         5th Floor
                                         3890 West Northwest Highway
                                         Dallas, TX 75220
                                         Contact Person: Chief Financial Officer

                                         Telecopier No.: (214) 905-9185
                                         Telephone No.:  (214) 630-5757

                                           GUARANTORS:

                                           ATRIUM CORPORATION


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           ATRIUM DOOR AND WINDOW COMPANY - WEST
                                             COAST


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           ATRIUM DOOR AND WINDOW COMPANY OF
                                             THE NORTHWEST


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           ATRIUM DOOR AND WINDOW COMPANY OF
                                              THE NORTHEAST


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           ATRIUM DOOR AND WINDOW COMPANY OF
                                             ARIZONA


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           ATRIUM DOOR AND WINDOW COMPANY OF
                                             THE ROCKIES


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           R.G. DARBY COMPANY, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           TOTAL TRIM, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           WING INDUSTRIES, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           ATRIUM VINYL, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           THERMAL INDUSTRIES, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           ATRIUM EXTRUSION SYSTEMS, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           ALUMINUM SCREEN MANUFACTURERS, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           MD CASTING, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Administrative Agent and Collateral Agent


                                By:
                                    -------------------------------------------
                                    Name: Gerald J. Girardi
                                    Title:


                                Address for Notices:

                                425 Lexington Avenue
                                New York, New York  10017
                                Attention: Gerald J. Girardi

                                Telecopier No.: (212) 856-3558
                                Telephone No.:  (212) 856-3649



                                CIBC WORLD MARKETS CORP.,
                                   as a Lead Arranger


                                By:
                                    -------------------------------------------
                                    Name: Gerald J. Girardi
                                    Title:


                                Address for Notices:

                                425 Lexington Avenue
                                New York, New York  10017
                                Attention: Gerald J. Girardi

                                Telecopier No.: (212) 856-3558
                                Telephone No.:  (212) 856-3649

                                UBS SECURITIES LLC,
                                   as Syndication Agent and a Lead Arranger


                                By:
                                    ----------------------------------------
                                    Name:
                                    Title:



                                By:
                                    ----------------------------------------
                                    Name:
                                    Title:


                                Address for Notices:
                                UBS Securities LLC
                                299 Park Avenue
                                New York, New York
                                Attention: Patrick Curry

                                Telecopier No.: (212) 821-4752
                                Telephone No.:  (212) 821-4535

                               ANTARES CAPITAL CORPORATION,
                                  as Co-Documentation Agent


                               By:
                                   ----------------------------------------
                                   Name:
                                   Title:


                               Address for Notices:

                               311 South Wacker Dr., Suite 6400
                               Chicago, Illinois 60606
                               Attention: Pamela Rueda, Portfolio Administrator

                               Telecopier No.: (312) 697-3998
                               Telephone No.:  (312) 697-3940

                                CIT LENDING SERVICES CORPORATION,
                                   as Co-Documentation Agent


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                Address for Notices:

                                c/o CIT Group Inc.
                                Business Credit/Corporate Finance Group
                                1 CIT Drive, 3rd Floor
                                Livingston, New Jersey 07039
                                Attention: Mark S. O'Keeffe, Managing Director

                                Telecopier No.: (973) 740-5721
                                Telephone No.:  (973) 740-5541


                                with a copy to:

                                c/o CIT Group Inc.
                                Corporate Legal Department
                                1 CIT Drive, 3rd Floor
                                Livingston, New Jersey 07039
                                Attention: John P. Sirico, II,
                                           Vice President & Assistant Chief
                                           Counsel

                                Telecopier No.: (973) 422-5822 or (973) 740-5841
                                Telephone No.:  (973) 422-5858

                                LENDERS:

                                CIBC INC.


                                By:
                                    ------------------------------------------
                                    Name: Gerald J. Girardi
                                    Title:



                                Lending Office for all Loans:


                                425 Lexington Avenue
                                New York, New York  10017


                                Address for Notices:

                                425 Lexington Avenue
                                New York, New York  10017
                                Attention: Gerald J. Girardi

                                Telecopier No.: (212) 856-3558
                                Telephone No.:  (212) 856-3649

                                UBS LOAN FINANCE LLC,
                                   as a Lender


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:




                                Lending Office for all Loans:


                                c/o UBS AG, Stamford Branch
                                677 Washington Boulevard
                                Stamford, Connecticut  06901



                                Address for Notices:
                                UBS Loan Finance LLC
                                c/o UBS AG, Stamford Branch
                                677 Washington Boulevard
                                6th Floor South
                                Stamford, Connecticut  06901
                                Attention:  Deborah Porter

                                Telecopier No.: (203) 719-4176
                                Telephone No.:  (203) 719-6391

                                ANTARES CAPITAL CORPORATION,
                                   as a Lender


                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                Lending Office for all Loans:


                                311 South Wacker Dr., Suite 6400
                                Chicago, Illinois 60606


                                Address for Notices:

                                311 South Wacker Dr., Suite 6400
                                Chicago, Illinois 60606
                                Attention: Pamela Rueda, Portfolio Administrator

                                Telecopier No.: (312) 697-3998
                                Telephone No.:  (312) 697-3940

                             CIT LENDING SERVICES CORPORATION,
                                as a Lender


                             By:
                                 ------------------------------------------
                                 Name:
                                 Title:



                            Lending Office for all Loans:


                            c/o CIT Group Inc.
                            1 CIT Drive, 3rd Floor
                            Livingston, New Jersey 07039


                            Address for Notices:

                            c/o CIT Group Inc.
                            Business Credit/Corporate Finance Group
                            1 CIT Drive, 3rd Floor
                            Livingston, New Jersey 07039
                            Attention: Mark S. O'Keeffe, Managing Director

                            Telecopier No.: (973) 740-5721
                            Telephone No.:  (973) 740-5541


                            with a copy to:

                            c/o CIT Group Inc.
                            Corporate Legal Department
                            1 CIT Drive, 3rd Floor
                            Livingston, New Jersey 07039
                            Attention: John P. Sirico, II,
                                       Vice President & Assistant Chief Counsel

                            Telecopier No.: (973) 422-5822 or (973) 740-5841
                            Telephone No.:  (973) 422-5858

                                FLEET NATIONAL BANK,
                                   as a Lender


                                By:
                                   --------------------------------------------
                                   Name:  Michael DiSandro
                                   Title: Director



                                Lending Office for all Loans:


                                100 Federal Street
                                Boston, Massachusetts 02110


                                Address for Notices:

                                Loan Administration
                                100 Federal Street, 11th Floor
                                Boston, Massachusetts 02110
                                Attention:  Debora Williams

                                Telecopier No.: (617) 434-8276
                                Telephone No.:  (617) 434-9621

                                GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as a Lender


                                By:
                                   -------------------------------------------
                                   Name:  Brian Schwinn
                                   Title:



                                Lending Office for all Loans:


                                201 High Ridge Road
                                Stamford, Connecticut 06927-5100


                                Address for Notices:

                                Corporate Financial Services
                                201 High Ridge Road
                                Stamford, Connecticut 06927-5100
                                Attention:  Ginu Chacko

                                Telecopier No.: (203) 585-0321
                                Telephone No.:  (203) 316-7904

                                     ANNEX A


               GENERAL TERMS OF PERMITTED RECEIVABLES TRANSACTION


ORIGINATORS:
                                    Atrium Companies, Inc. ("Atrium") and/or its subsidiaries.

TRANSFEROR:                         A special purpose, bankruptcy remote entity,
                                    Atrium Funding Corp. ("Atrium Funding" and the "SPC"), established solely for the purposes outlined in this Discussion Term
                                    Sheet. Atrium Funding will (i) satisfy
                                    certain criteria acceptable to the
                                    Administrative Agent designed to ensure that the assets and liabilities of SPC will not be substantively consolidated with those of the Atrium and Originators and (ii) purchase
                                    Receivables and related property from the Originators in "true sale" transactions as described below.

SERVICER:                           Atrium will provide its unconditional
                                    obligation to act as Servicer to administer the Receivables on the Buyers' behalf until the Receivables have been collected in full.
                                    Provisions will be made for revocation of Atrium's role as Servicer upon the occurrence of a servicer default.

SUB-SERVICERS:                      TBD, if necessary.

FACILITY:                           Purchases of any undivided ownership
                                    interests in a revolving pool of domestic trade receivables ("Receivables") generated by the Originators and transferred to Atrium
                                    Funding. The transfer between the
                                    Originators and Atrium Funding will be
                                    characterized as legal true sales (discount of receivables at fair market value) supported by appropriate legal opinions to that effect. The Originators will sell the Receivables in existence on the closing date and arising on each day thereafter to the SPC pursuant to Purchase and Sale
                                    Agreements. The SPC will then transfer
                                    Receivables to the Buyers pursuant to a
                                    Receivables Purchase Agreement or incur debt secured by the Receivables.

BUYERS: "To be named," a multi-seller asset backed commercial paper conduit administered by "to be named," other multi-seller asset backed commercial paper conduits, collectively the "Purchasers," and/or the respective Liquidity Providers.

MAXIMUM NET INVESTMENT:             $75,000,000

RPA TERM:                           The term of the underlying RPA will be five
                                    years, subject to the availability of the supporting liquidity facility.

OBLIGORS:                           A diversified pool of customers of the
                                    Originators.



                                    Annex A-1

LIQUIDITY PROVIDERS:                A1/P1 rated institutions.

LIQUIDITY TERM:                     The liquidity facilities provided by each
                                    financial institution will be available on a committed basis for up to 364 days. The liquidity facility can be extended for additional periods not to exceed 364 days from the extension date upon the mutual consent of the Originator, Transferor,
                                    Buyers and the Liquidity providers.


                                   Annex A-2

                                SCHEDULE 1.01(b)


                              SUBSIDIARY GUARANTORS


Atrium Door and Window Company - West Coast
Atrium Door and Window Company of the Northeast
Atrium Door and Window Company of the Northwest
Atrium Door and Window Company of Arizona
Atrium Door and Window Company of the Rockies
R.G. Darby Company, Inc.
Total Trim, Inc.
Wing Industries, Inc.
Atrium Vinyl, Inc.
Thermal Industries, Inc.
Aluminum Extrusion Systems, Inc.
Aluminum Screen Manufacturers, Inc.
MD Casting, Inc.

                                SCHEDULE 3.01(b)


                         TERM LOAN AMORTIZATION PAYMENTS


                        IF FINAL MATURITY DATE IS      IF FINAL MATURITY DATE
    DATE*               DECEMBER 10, 2008              IS DECEMBER 10, 2010
    -----               -------------------------      ----------------------
March 2004                    $    450,000                $ 450,000
June 2004                          450,000                  450,000
September 2004                     450,000                  450,000
December 2004                      450,000                  450,000
March 2005                         450,000                  450,000
June 2005                          450,000                  450,000
September 2005                     450,000                  450,000
December 2005                      450,000                  450,000
March 2006                         450,000                  450,000
June 2006                          450,000                  450,000
September 2006                     450,000                  450,000
December 2006                      450,000                  450,000
March 2007                         450,000                  450,000
June 2007                          450,000                  450,000
September 2007                     450,000                  450,000
December 2007                      450,000                  450,000
March 2008                      43,200,000                  450,000
June 2008                       43,200,000                  450,000
September 2008                  43,200,000                  450,000
December 10, 2008               43,200,000                  N.A.
December 2008                      N.A.                     450,000
March 2009                         N.A.                     450,000
June 2009                          N.A.                     450,000
September 2009                     N.A.                     450,000
December 2009                      N.A.                     450,000
March 2010                         N.A.                     42,300,000
June 2010                          N.A.                     42,300,000
September 2010                     N.A.                     42,300,000
December 10, 2010                  N.A.                     42,300,000
                              ------------                ------------
                              $180,000,000                $180,000,000
                              ============                ============

-------------
* Unless otherwise indicated, such date is the last Business Day of the specified month.